Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: LUCIRA HEALTH, INC.,[1] Debtor.	Chapter 11 Case No. 23-10242 (MFW)

DISCLOSURE STATEMENT FOR

CHAPTER 11 PLAN OF LIQUIDATION FOR LUCIRA HEALTH, INC.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Sean M. Beach (No. 4070)

Ashley E. Jacobs (No. 5635)

Joshua B. Brooks (No. 6765)

Timothy R. Powell (No. 6894)

Rodney Square

1000 N. King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Emails:   sbeach@ycst.com

ajacobs@ycst.com

jbrooks@ycst.com

tpowell@ycst.com

COOLEY LLP

Robert L. Eisenbach III (admitted pro hac vice)

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

Telephone: (415) 693-2000

Email: reisenbach@cooley.com

Cullen D. Speckhart (admitted pro hac vice)

Olya Antle (admitted pro hac vice)

Jeremiah P. Ledwidge

1299 Pennsylvania Avenue, NW

Suite 700

Washington, DC 20004-2400

Telephone: (202) 842-7800

Emails:   cspeckhart@cooley.com

oantle@cooley.com

jledwidge@cooley.com

Co-Counsel for the Debtor and Debtor in Possession

Counsel for the Debtor and Debtor in Possession

[1]	The Debtor and the last four digits of its federal taxpayer identification number are: Lucira Health, Inc. (1037). The Debtor’s mailing address is 1315 63rd St., Emeryville, CA 94608.

DISCLOSURE STATEMENT DATED JUNE 7, 2023

* * *

All creditors are encouraged to read and carefully consider this Disclosure Statement, including the Plan, and the matters described under “Risk Factors” in Article XIII prior to submitting ballots in response to this solicitation. This Disclosure Statement is being delivered to you because you are the holder of, or have otherwise asserted, a Claim or Claims against, or Interests in, Lucira Health, Inc. (the “Company”, “Lucira”, or the “Debtor”).

* * *

The Debtor believes that the Chapter 11 Plan of Liquidation for Lucira Health, Inc. (the “Plan”) is in the best interests of creditors and other stakeholders. All claimants entitled to vote thereon are urged to vote in favor of the Plan. A summary of the voting instructions is set forth in Article I.F.2. More detailed instructions are included in the ballots distributed to the creditors entitled to vote on the Plan. To be counted, your ballot must be duly completed, executed, and received by the Debtor’s voting agent by 4:00 p.m., prevailing Eastern Time, on August 11, 2023 (the “Voting Deadline”), unless extended.

* * *

All of the projected Recoveries (as defined below) to creditors are based upon the analysis performed by the Debtor and its professionals. Although the Debtor has made every effort to verify the accuracy of the information presented herein and in the exhibits attached hereto, the Debtor cannot make any representations or warranties regarding the accuracy of the information.

* * *

Although the Debtor has made every effort to ensure that this summary provides adequate information with respect to the Plan, it does not purport to be complete and is qualified to the extent it does not set forth the entire text of the Plan. If there is any inconsistency between the Plan and the summary of the Plan contained in this Disclosure Statement, the Plan shall control. Accordingly, each Holder of a Claim should review the Plan in its entirety.

* * *

The Confirmation and the Effective Date of the proposed Plan are subject to material conditions precedent. See Article IX. There is no assurance that these conditions will be satisfied or waived.

* * *

The Plan contains release provisions and provides that Holders of Impaired Claims entitled to vote to accept or reject the Plan may elect to opt into the releases set forth in the Plan through the Release Opt-In option included in the Plan ballot.

* * *

No person is authorized by the Debtor in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits attached hereto or incorporated by reference or referred to herein. If such information or representation is given or made, it may not be relied upon as having been authorized by the Debtor. The Debtor will make available to creditors entitled to vote on the Plan such additional information as may be required by applicable law prior to the Voting Deadline.

* * *

The summaries of the Plan and other documents contained in this Disclosure Statement are qualified by reference to the Plan itself, the exhibits thereto, and documents described therein. In the event that any inconsistency or conflict exists between this Disclosure Statement and the Plan, the terms of the Plan will control.

* * *

The information contained in this Disclosure Statement, including the information regarding the history, businesses and operations of the Debtor, the historical and projected financial information regarding the Debtor, and the liquidation analysis relating to the Debtor, is included for purposes of soliciting acceptances of the Plan, but, as to contested matters and adversary proceedings, is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations.

* * *

This Disclosure Statement contains forward-looking statements based primarily on the current expectations of the Debtor and projections about future events and financial trends affecting the financial condition of the Debtor. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described below under the caption “Risk Factors” in Article XIII. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Disclosure Statement may not occur, and actual results could differ materially from those anticipated in the forward-looking statements. The Debtor does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

* * *

This Disclosure Statement has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), any state securities commission, any securities exchange or association; nor has the SEC, any state securities commission, any securities exchange, or association passed upon the accuracy or adequacy of the statements contained herein.

TABLE OF CONTENTS

I. OVERVIEW OF THE PLAN	1

A. Introduction	1

B. The Plan	1

C. The Adequacy of This Disclosure Statement	2

D. Summary of Classes and Treatment of Claims or Interests	3

E. Solicitation Package	4

F. Voting and Confirmation of the Plan	5

1. Certain Factors to be Considered Prior to Voting	5

2. Voting Procedures and Requirements	5

3. Plan Objection Deadline	6

4. Combined Confirmation Hearing	7

5. Confirmation	7

6. Acceptance	8

7. Feasibility	8

8. Best Interests Test; Liquidation Analysis	8

9. Compliance with Applicable Provisions of the Bankruptcy Code	9

10. Alternatives to Confirmation and Consummation of the Plan	9

G. Releases by the Debtor Set Forth in the Plan	9

II. HISTORY OF THE DEBTOR	9

A. Organizational Structure	10

B. Business Overview	10

1. Background	10

2. The Debtor’s Regulatory Environment	10

3. The Debtor’s Employees	12

4. The Debtor’s Financial Performance	12

C. Prepetition Capital Structure	12

1. Secured Indebtedness	12

2. Unsecured Indebtedness and Trade Debt	13

3. Equity Holders	13

4. Circumstances Giving Rise to the Chapter 11 Case	14

III. THE CHAPTER 11 CASE	16

A. First Day Motions and Orders	16

B. Approval of the Bidding Procedures	19

C. The Postpetition Marketing Process	20

D. Sale of the Debtor’s Assets	20

E. Rejection of Executory Contracts	22

F. Other Procedural and Administrative Motions	23

G. The KERP Motion	24

H. Meeting of Creditors and Appointment of Official Committee of General Unsecured Creditors	24

I. Schedules and Bar Dates	24

J. The Shareholder Motion	25

K. The Rule 2004 Motion	26

IV. TREATMENT OF CLAIMS AND INTERESTS	26

A. Unclassified Claims	26

1. Administrative Claims	26

2. Priority Tax Claims	28

B. Classified Claims	29

1. Class 1 - Secured Claims	29

2. Class 2 - Other Priority Claims	29

3. Class 3 - General Unsecured Claims	29

4. Class 4 - Section 510(b) Claims	30

5. Class 5 - Interests	30

C. Special Provisions Governing Unimpaired Claims	30

D. Elimination of Vacant Classes	31

E. Voting Classes; Presumed Acceptance by Non-Voting Classes	31

F. Controversy Concerning Impairment	31

G. Subordination of Claims	31

H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	31

I. Reservation of Rights Regarding Claims	31

J. Post-Petition Interest on Claims	32

K. Insurance	32

V. MEANS FOR IMPLEMENTATION OF THE PLAN	32

A. Sources of Consideration for Plan Distributions	32

B. Vesting of Assets	32

C. Liquidating Trust	32

1. Establishment of the Liquidating Trust	32

v

2. Transfer of the Liquidating Trust Assets	32

3. Liquidating Trust Agreement	33

4. Purpose of the Liquidating Trust	33

5. Liquidating Trustee	33

6. Termination of the Liquidating Trust	35

7. Exculpation Relating to the Liquidating Trust	36

D. Liquidating Trust Mechanics	36

1. Treatment of the Liquidating Trust for Tax Purposes	36

2. Status of Claims Notices	37

E. Preservation of Causes of Action	37

F. Corporate Action	37

1. Transfer of Assets and Assumption of Liabilities	37

2. Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees	37

G. Cancellation of Existing Securities and Agreements	38

H. Books and Records	38

I. Plan Transactions	39

J. Effectuating Documents and Further Transactions	39

K. Section 1146 Exemption from Certain Taxes and Fees	39

L. Sale Order	39

M. Authority to Act	40

N. No Revesting of Liquidating Trust Assets	40

O. Settlement of Claims and Controversies	40

VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND INSURANCE POLICIES	40

A. General Treatment	40

B. Rejection Damages Claims	41

C. Reservation of Rights	41

D. Preexisting Obligations to Debtor Under Executory Contracts or Unexpired Leases	41

E. Insurance Preservation	42

F. Modifications, Amendments, Supplements, Restatements, or Other Agreements	42

VII. PROVISIONS GOVERNING DISTRIBUTIONS	42

A. Distribution Record Date	42

B. Withholdings	43

C. Date of Distributions	43

D. Disbursing Agent	43

E. Powers of Disbursing Agent	43

F. Surrender of Instruments	43

G. IRS Forms	44

H. Delivery of Distributions	44

I. Manner of Payment	44

J. Foreign Currency Exchange Rate	45

K. Setoffs and Recoupments	45

L. Minimum Distributions	45

M. Allocation of Distributions Between Principal and Interest	45

N. Distributions Free and Clear	45

O. Claims Paid or Payable by Third Parties	46

1. Claims Paid by Third Parties	46

2. Claims Payable by Third Parties	46

3. Applicability of Insurance Policies	46

VIII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS	46

A. Allowance of Claims	46

B. Claims Administration Responsibilities	47

C. Estimation of Claims	47

D. Adjustment to Claims Without Objection	47

E. Time to File Objections to Claims	47

F. Disallowance of Late Claims	47

G. Disputed Claims	48

H. Amendment to Claims	48

I. No Distributions Pending Allowance	48

J. Distributions After Allowance	48

IX. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	48

A. Conditions to Effective Date	48

B. Waiver of Conditions to Effective Date	49

C. Effect of Vacatur of the Confirmation Order	49

D. Votes Solicited in Good Faith	49

X. EXCULPATION, RELEASES, AND INJUNCTION	50

A. Exculpation	50

B. Releases	50

1.	Releases by the Debtor	50

2.	Releases by Holders of Claims	51

C.	Injunction	53

D.	No Discharge	53

E.	Release of Liens	54

XI.	RETENTION OF JURISDICTION	54

XII.	MISCELLANEOUS PROVISIONS	56

A.	Debtor’s Operation from Confirmation Hearing Through Effective Date	56

B.	Immediate Binding Effect	57

C.	Dissolution of the Creditors’ Committee	57

D.	Modification of the Plan	57

E.	Revocation of the Plan; Effect of Non-Occurrence of Conditions to the Effective Date	57

F.	Term of Injunctions or Stays	58

G.	Inconsistency	58

H.	Exhibits and Schedules	58

I.	Additional Documents	58

J.	Severability	58

K.	Reservation of Rights	59

L.	Successors and Assigns	59

M.	Determination of Tax Liabilities	59

N.	Closing of Chapter 11 Case	59

O.	Service of Documents	59

XIII.	RISK FACTORS	61

A.	Plan Confirmation	61

B.	The Effective Date May Not Occur	61

C.	Allowance of Claims	61

D.	Risk Factors That May Affect Recoveries Available to Holders of Allowed Claims Under the Plan	62

1.	The Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims	62

2.	Any Valuation of Any Assets to be Distributed Under the Plan is Speculative	62

3.	The Debtor Cannot Guarantee the Timing of Distributions	62

4.	Certain Tax Implications of the Debtor’s Bankruptcy	62

5.	Trust’s Expenses	63

E.	Risk Factors Relating to Securities Law	63

1.	Uncertainty of Value	63

F.	Disclosure Statement Disclaimer	64

1.	The Financial Information Contained in This Disclosure Statement Has Not Been Audited	64

2.	Information Contained in This Disclosure Statement Is For Soliciting Votes	64

3.	This Disclosure Statement Was Not Reviewed or Approved by the SEC	64

4.	This Disclosure Statement May Contain Forward Looking Statements	64

5.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement	64

6.	No Admissions Made	65

7.	Failure to Identify Potential Objections	65

8.	No Waiver of Right to Object or Right to Recover Transfers and Assets	65

9.	Information Was Provided by the Debtor and Was Relied Upon by the Debtor’s Advisors	65

10.	Potential Exists for Inaccuracies, and the Debtor Has No Duty to Update	65

11.	No Representations Outside This Disclosure Statement are Authorized	66

XIV.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN	66

XV.	ADDITIONAL INFORMATION	66

XVI.	RECOMMENDATION AND CONCLUSION	66

EXHIBITS

Exhibit A Chapter 11 Plan of Liquidation for Lucira Health, Inc.

Exhibit B Liquidation Analysis

x

I. OVERVIEW OF THE PLAN

RECOMMENDATION BY THE DEBTOR

It is the Debtor’s opinion that confirmation and implementation of the Plan is in the best interests of the Estate and its creditors. Therefore, the Debtor recommends that all creditors whose votes are being solicited submit a ballot to accept the Plan.

A.	Introduction

The following is a brief overview of certain material provisions of the Plan. This overview is qualified by reference to the provisions of the Plan, which is attached hereto as Exhibit A, and the exhibits thereto, as amended from time to time. In the event that any inconsistency or conflict exists between this Disclosure Statement and the Plan, the terms of the Plan will control. The requirements for Confirmation, including the vote of creditors entitled to vote on the Plan and certain of the statutory findings that must be made by the Bankruptcy Court for a plan to be confirmed, are set forth in Article I.F. Confirmation of the Plan and the occurrence of the Effective Date are subject to certain conditions, which are summarized in Article IX. There is no assurance that these conditions will be satisfied or waived. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a chapter 11 plan are that the plan: (i) is accepted by the requisite holders of claims or interests in impaired classes under the plan; (ii) is in the “best interests” of each holder of a claim or interest in each impaired class under the plan; (iii) is feasible; and (iv) complies with the applicable provisions of the Bankruptcy Code. In this instance, only Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan. Because Classes 4 and 5 are Impaired, but will not receive distributions under the Plan, these Classes are deemed to reject the Plan. Because Classes 1 and 2 are Unimpaired, they are deemed to vote to accept the Plan. See Article I.F.5 for a discussion of the Bankruptcy Code’s requirements for Plan Confirmation.

B.	The Plan

The Debtor filed for chapter 11 bankruptcy protection on February 22, 2023. The Debtor has sold substantially all of its assets in the Chapter 11 Case. See Docket No. 182. The next phase of this Chapter 11 Case is the confirmation and consummation of the Plan, pursuant to which the Debtor will establish a Liquidating Trust to distribute the remaining Cash of the Debtor and appoint the Liquidating Trustee pursuant to the mechanics as set forth in the Plan.

A chapter 11 bankruptcy case permits a debtor to resolve its affairs and distribute the proceeds of its estate pursuant to a confirmed chapter 11 plan. To that end, the Debtor filed the Plan, the terms of which are more fully described herein, contemporaneously with the filing of this Disclosure Statement. The Plan contemplates a liquidation of the Debtor and its Estate and is therefore referred to as a “plan of liquidation.” The primary objective of the Plan is to maximize the value of recoveries to Holders of Allowed Claims and to distribute all property of the Estate that is or becomes available for distribution in accordance with the Bankruptcy Code and Plan. The Debtor asserts that the Plan accomplishes this objective and is in the best interests of its Estate, and therefore seeks to confirm the Plan. The Plan classifies Holders of Claims or Interests according to the type and nature of the Holder’s Claim or Interest, as more fully described below.

The Plan designates the Classes of Claims against, and Interests in, the Debtor and specifies which Classes are (1) Impaired or Unimpaired by the Plan; (2) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; or (3) deemed to accept or reject the Plan. Claims against the Debtor and Interests in the Debtor are classified in five separate Classes, as described herein.

C.	The Adequacy of This Disclosure Statement

Before soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a written disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan. The Debtor is providing this Disclosure Statement in accordance with those requirements. This Disclosure Statement includes, without limitation, information about:

•	the Plan, including a summary, the procedures for voting on the Plan and projected recoveries thereunder (Article I hereof);

•	the statutory requirements for confirming the Plan (Article I.F hereof);

•	the Debtor’s organizational structure, business operations, and financial obligations (Article II hereof);

•	the events leading to the filing of the Debtor’s Chapter 11 Case (Article II.D hereof);

•	the major events during this Chapter 11 Case, including significant pleadings filed in the Debtor’s Chapter 11 Case and certain relief granted by the Bankruptcy Court (Article III hereof);

•	certain risk factors that Holders of Claims should consider before voting to accept or reject the Plan (Article XIII hereof);

•	the classification and treatment of Claims or Interests under the Plan, including identification of the Holders of Claims entitled to vote on the Plan (Article IV hereof);

•

the means for implementation of the Plan, the provisions governing distributions to certain Holders of Claims pursuant to the Plan, the procedures for resolving Disputed Claims and other significant aspects of the Plan (Article V hereof);

•	the releases and exculpation contemplated by the Plan (Article X hereof); and

•	certain United States federal income tax consequences of the Plan (Article XIV hereof).

D.	Summary of Classes and Treatment of Claims or Interests

The classification of Claims or Interests, the estimated aggregate amount of Claims in each Class, and the amount and nature of distributions to holders of Claims or Interests in each Class are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. For a discussion of certain additional matters related to Administrative Claims and Priority Tax Claims, see Article IV.A of the Plan.

Each amount designated in the table below as “Estimated Percentage Recovery” for each Class is the quotient of the estimated Cash or other Liquidating Trust Assets to be distributed to holders of Allowed Claims in that Class, divided by the estimated aggregate amount of Allowed Claims in that Class. Each of the estimated Cash or other Liquidating Trust Assets and the estimated aggregate amount of Allowed Claims has been made in ranges with both low and high estimates. In determining those amounts, the Debtor has assumed that the Plan is consummated as described herein.

These calculations do not include any value attributed to recoveries by the Liquidating Trust on account of the Retained Causes of Action. The Debtor is not in a position to provide an estimated value for recoveries for the Retained Causes of Action.

For a discussion of various factors that could materially affect the amount of the Liquidating Trust’s assets to be distributed pursuant to the Plan, see Article XIII.

CLASS	CLAIM OR INTEREST	STATUS/ ENTITLED TO VOTE	ESTIMATED ALLOWED CLAIMS	ESTIMATED RECOVERY (%)
Class 1	Secured Claims	Unimpaired Deemed to Accept the Plan. Not Entitled to Vote.	$0	100%

Class 2	Other Priority Claims	Unimpaired Deemed to Accept the Plan. Not Entitled to Vote.	TBD	100%

Class 3	General Unsecured Claims	Impaired Entitled to Vote.	TBD	TBD

Class 4	Section 510(b) Claims	Impaired Deemed to Reject the Plan. Not Entitled to Vote.	$0	N/A

Class 5	Debtor’s Interests	Impaired Deemed to Reject the Plan. Not Entitled to Vote.	$0	N/A

E.	Solicitation Package

The package of materials (the “Solicitation Package”) to be sent to Holders of Claims (other than Holders of Claims or Interests in Classes 4 and 5) will contain:

•

a cover letter describing (1) the contents of the Solicitation Package; (2) information about how to obtain access, free of charge, to the Plan, the Plan Supplement, this Disclosure Statement, and the Disclosure Statement Order, together with the exhibits thereto, on the case administration website; and (3) information about how to obtain, free of charge, paper copies of any of the documents included in the Solicitation Package;

•	a notice of the Confirmation Hearing;

•

for Holders of Claims in the Voting Class (i.e., Holders of Claims in Class 3), an appropriate form of Ballot, instructions on how to complete the Ballot, including the selection of the Release Opt-In, and a pre-paid, preaddressed Ballot return envelope and such other materials as the Bankruptcy Court may direct; and

•	any supplemental documents filed with the Bankruptcy Court and any documents that the Bankruptcy Court orders to be included in the Solicitation Package.

Holders of Claims or Interests in Classes 1, 2, 4 and 5 will receive the notice of the Confirmation Hearing.

The Debtor will cause the Notice and Claims Agent to complete the distribution of the Solicitation Packages to Holders of Claims in the Voting Class within three Business Days after entry of the Disclosure Statement Order.

The Solicitation Package may also be obtained free of charge from Donlin, Recano & Company, Inc., the Debtor’s Bankruptcy Court-appointed Notice and Claims Agent by: (1) visiting https://www.donlinrecano.com/Clients/lh/Index; (2) emailing the Notice and Claims Agent at lhinfo@drc.equiniti.com; or (3) calling 1 (877) 534-8310 (toll free).

F.	Voting and Confirmation of the Plan

The Disclosure Statement Order, among other things, (1) approved this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code and (2) established Plan voting tabulation procedures, which include certain vote tabulation rules that temporarily allow or disallow Claims for voting purposes (the “Tabulation Rules”) pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.	Certain Factors to be Considered Prior to Voting

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan, including:

•

the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

•

although the Debtor asserts that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtor can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan; and

•

any delays of either Confirmation or consummation could result in, among other things, increased Administrative Claims or Professional Fee Claims that would likely reduce the recoveries to the Holders of Claims.

2.	Voting Procedures and Requirements

Pursuant to the Bankruptcy Code, only classes of claims against or equity interests in a debtor that are “impaired” under the terms of a plan of liquidation or reorganization are entitled to vote to accept or reject a plan. A class is “impaired” if the legal, equitable or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of Claims or Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims or Interests that do not receive distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan. The classification of Claims or Interests is summarized, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired, in Article I.D. June 28, 2023 shall serve as the voting record date (the “Voting Record Date”) for purposes of determining which Holders of Filed or scheduled Claims in Class 3 are entitled to receive a Solicitation Package.

Voting on the Plan by each Holder of a Claim in Class 3 is important. Please carefully follow all of the instructions contained on the Ballot(s) provided to you. All Ballots must be completed and returned in accordance with the instructions provided. To be counted, your ballot or ballots must be (1) received by 4:00 p.m., prevailing Eastern Time, on August 11, 2023 (the “Voting Deadline”) at the address set forth on the preaddressed envelope provided to you, or (2) submitted electronically via the Voting Agent’s e-Ballot portal https://www.donlinrecano.com/Clients/lh/vote by the Voting Deadline.

If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, please call or email the Debtor’s voting agent, Donlin, Recano & Company, Inc. (the “Voting Agent”), at 1 (877) 534-8310 (toll free) or lhinfo@drc.equiniti.com. Also, this Disclosure Statement, the Plan and all of the related exhibits and schedules, including the Plan Supplement, are available, without charge, to any party in interest at https://www.donlinrecano.com/Clients/lh/Index.

Ballots cannot be transmitted orally, by email or by facsimile. Accordingly, you are urged to return your signed and completed Ballot, by hand delivery, overnight service, regular U.S. mail, or electronically via the Voting Agent’s e-Ballot portal https://www.donlinrecano.com/Clients/lh/vote promptly, so that it is received by the Voting Agent before the Voting Deadline.

3.	Plan Objection Deadline

The deadline to file objections to the Confirmation of the Plan or final approval of the adequacy of the disclosures contained in the Disclosure Statement, if any (the “Confirmation Objections”) is August 11, 2023, at 4:00 p.m. (prevailing Eastern Time) (the “Objection Deadline”). All Confirmation Objections must be in writing and must specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or Interest held by the objector. Any Confirmation Objection must be filed with the Bankruptcy Court and served on the following parties in accordance with the Disclosure Statement Order on or before the Objection Deadline: (a) counsel to the Debtor, (i) Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, CA 94111-4004, Attn: Robert L. Eisenbach III (reisenbach@cooley.com), and 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004-2400, Attn: Cullen Drescher Speckhart (cspeckhart@cooley.com) and Olya Antle (oantle@cooley.com); and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, Attn: Sean M. Beach (sbeach@ycst.com), Ashley E. Jacobs, Esq. (ajacobs@ycst.com) and Timothy R. Powell, Esq. (tpowell@ycst.com), (b) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware, 19801, Attn: Joseph Cudia, Esq. (Joseph.Cudia@usdoj.gov), and (c) counsel to the Committee, (i) Lowenstein Sandler LLP, Attn: Eric S. Chafetz, Esq. (echafetz@lowenstein.com), Jordana L. Renert, Esq. (jrenert@lowenstein.com), Colleen M. Restel, Esq. (crestel@lowenstein.com), and Erica G. Mannix, Esq. (emannix@lowenstein.com); and (ii) Morris James LLP, Attn: Eric J. Monzo, Esq. (emonzo@morrisjames.com), Brya M. Keilson, Esq. (bkeilson@morrisjames.com), and Jason S. Levin, Esq. (jlevin@morrisjames.com).

4.	Combined Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan. The Bankruptcy Court entered the Disclosure Statement Order, which, among other things, scheduled a Confirmation Hearing to consider confirmation of the Plan and final approval of the adequacy of the disclosures contained in the Disclosure Statement. The Confirmation Hearing will commence on August 23, 2023, at 10:30 a.m. (prevailing Eastern Time), before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 N. Market St, Fifth Floor, Courtroom 4, Wilmington, Delaware 19801.

The Confirmation Hearing may be conducted virtually, with access instructions filed on the Bankruptcy Court’s docket in the Chapter 11 Case. The Confirmation Hearing may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on the Entities who have filed Confirmation Objections, without further notice to other parties in interest. The Bankruptcy Court, in its discretion and before the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. The Plan may be modified in accordance with its terms, if necessary, before, during or as a result of the Confirmation Hearing, without further notice to parties in interest.

5.	Confirmation

To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtor, including that:2

•	the Plan has classified Claims and Interests in a permissible manner;

•	the Plan complies with the applicable provisions of the Bankruptcy Code;

•	the Debtor has complied with the applicable provisions of the Bankruptcy Code;

•	the Debtor, as proponent of the Plan, has proposed the Plan in good faith and not by any means forbidden by law;

•	the disclosure required by section 1125 of the Bankruptcy Code has been made;

[2]	The descriptions contained herein are only a summary of certain confirmation requirements; they are not exhaustive of all confirmation requirements and should not be construed as such.

•

the Plan has been accepted by the requisite votes, except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code, of creditors and equity interest holders the Plan is feasible;

•	all U.S. Trustee Fees due and owing have been paid, or the Plan provides for the payment thereof, on the Effective Date; and

•

the Plan is in the “best interests” of all Holders of Claims or Interests in an impaired Class by providing to those Holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that each Holder would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim or Interest in that Class has accepted the Plan.

6.	Acceptance

A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and a majority in number of claims of that class vote to accept the plan. Only those holders of claims who actually vote (and are entitled to vote) to accept or to reject a plan count in this tabulation.

7.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the Debtor (unless liquidation or reorganization is proposed in the Plan). Because the Plan proposes a liquidation of all of the Debtor’s assets, for purposes of this test the Debtor has analyzed the ability of the Liquidating Trustee to meet its obligations under the Plan. Based on the Debtor’s analysis, including the information contained in Exhibit B regarding recoveries available to Holders of Allowed Claims under the Plan, the Liquidating Trustee will have sufficient assets to accomplish its tasks under the Plan. Therefore, the Debtor believes that its liquidation pursuant to the Plan will meet the feasibility requirements of the Bankruptcy Code.

8.	Best Interests Test; Liquidation Analysis

Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Court must determine that the Plan is in the best interests of each Holder of a Claim or Interest in any impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the “best interests” test requires that the Court find that the Plan provides to each member of that impaired Class a recovery on account of the Holder’s Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that the Holder would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

Because the Plan proposes a liquidation of all the Debtor’s assets, the Debtor has analyzed factors that will impact recoveries (the “Recoveries”) available to creditors in each scenario. These factors include professional fees and expenses, asset disposition expenses, applicable taxes, potential Claims arising during the pendency of the Plan or chapter 7 case and trustee fees and expenses.

The information contained in Exhibit B hereto provides a summary of the Recoveries under the Plan and in a chapter 7 liquidation.

In summary, the Debtor has determined that a chapter 7 liquidation would result in diminution in the Recoveries to be realized by Holders of Allowed Claims, as compared to the proposed distributions under the Plan. Consequently, the Debtor has determined that the Plan will provide a greater ultimate return to Holders of Allowed Claims than would a chapter 7 liquidation of the Debtor.

9.	Compliance with Applicable Provisions of the Bankruptcy Code

Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtor considered each of these issues in the development of the Plan and has determined that the Plan complies with all provisions of the Bankruptcy Code.

10.	Alternatives to Confirmation and Consummation of the Plan

The Debtor evaluated alternatives to the Plan, including alternative structures and terms of the Plan. While the Debtor concluded that the Plan is the best alternative and will maximize recoveries by Holders of Allowed Claims, if the Plan is not confirmed, the Debtor, or (subject to the Debtor’s exclusive periods under the Bankruptcy Code to file and solicit acceptances of a plan or plans) any other party in interest in the Chapter 11 Case, could attempt to formulate and propose a different plan. Further, if no plan under chapter 11 of the Bankruptcy Code can be confirmed, the Chapter 11 Case may be converted to a chapter 7 case. In a liquidation case under chapter 7 of the Bankruptcy Code, a trustee would be appointed to liquidate the remaining assets of the Debtor and distribute proceeds to creditors. The proceeds of the liquidation would be distributed to the respective creditors of the Debtor in accordance with the priorities established by the Bankruptcy Code. For further discussion of the potential impact on the Debtor of the conversion of the Chapter 11 Case to chapter 7 liquidation, see Article XIII.A of this Disclosure Statement. The Debtor has determined that Confirmation and consummation of the Plan is preferable to the available alternatives.

G.	Releases by the Debtor Set Forth in the Plan

Article IX.A of the Plan provides that each Released Party is deemed released by the Debtor and its Estate from any and all claims and Causes of Action except as set forth therein. The Debtor has determined that applicable law and the facts support those releases and that the Bankruptcy Court can and should approve them.

II.	HISTORY OF THE DEBTOR

Additional information regarding the Debtor’s business, its capital structure, and the circumstances leading to the filing of the Chapter 11 Case is set forth in the Declaration of Richard Narido in Support of the Chapter 11 Petition and First Day Motions (the “First Day Declaration”) [D.I. 3].

A.	Organizational Structure

The Debtor does not have any corporate parent, subsidiary, or affiliate.

B.	Business Overview

1.	Background

Founded in 2013, the Debtor was a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, including a proprietary testing platform that produced molecular testing for infectious diseases in a single-use and consumer-friendly test kit. That platform enabled the Debtor to develop a pipeline of infectious disease test kits, which, to date, focused on respiratory diseases, including COVID-19 and influenza A and B virus indications.

The Debtor’s business model was to pursue the commercialization of a broad menu of test kits for use within point-of-care (“POC”) and prescription or over-the-counter (“OTC”) at-home settings through partnerships with customers, such as hospital networks, payors, corporate senior living facilities, and large employers. All of the Debtor’s net sales were derived from sales of its test kits through its healthcare, business-to-business, international and direct-to-consumer channels.

The Debtor’s lead product was a combination test for COVID-19 and influenza A and B (the “Combined Test Kit”), which was the first OTC at-home diagnostic test that could detect influenza A and B along with SARS-CoV-2 and provided results from self-collected nasal swab samples in roughly 30 minutes. The Debtor’s other portfolio products included a COVID-19 test kit, as well as diagnostic tests for other categories, including women’s health and sexually transmitted infections.

Although the Debtor pursued an emergency use authorization (“EUA”) from the FDA for this kit in time for use during the 2022-23 flu season, it experienced unexpected setbacks and was unable to secure such authorization until February 24, 2023, two days after the Petition Date. The delay in receiving the EUA, combined with the reduced demand for COVID-19 testing, inability to market the Combined Test Kit for OTC use, and significant spending commitments required to develop and commercialize its products, has had a detrimental effect on the Debtor’s financial projections and liquidity position.

2.	The Debtor’s Regulatory Environment

The FDA and other regulatory authorities at the federal, state and local levels, as well as in foreign countries, extensively regulate many aspects of medical product development. These include research, development, testing, and manufacture and quality control. Additional regulated aspects include import, export, safety, and effectiveness, as well as labeling, packaging, storage, and distribution, together with marketing-related matters and post-approval reporting. The process required by the FDA before medical product candidates may be marketed in the United States is typically lengthy and complex. Specifically, the company seeking to market that product or use must first receive either 510(k) clearance, premarket approval application (“PMA”) approval, or approval of a de-novo application from the FDA, unless an exemption or exception applies. Each of these processes can be expensive and lengthy, and with respect to a PMA, can entail significant user fees, unless exempt.

a.	The 510(k) Clearance Process

In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device. Substantial equivalence means that with respect to the proposed device being compared to the predicate device, (a) the proposed device has the same intended use as the predicate device and (b)(i) the proposed device has the same technological characteristics as the predicate device, or (ii) the proposed device has different technological characteristics than the predicate device but is as safe and effective as the predicate device and does not raise different questions of safety and effectiveness. Clinical data are sometimes required to support substantial equivalence. Some modifications made to products cleared through a 510(k) may require a new 510(k) clearance. The FDA’s 510(k) clearance process usually takes from three to six months, but may take significantly longer.

b.	The PMA Approval Process

In the PMA approval process, the FDA requires an applicant to demonstrate the safety and effectiveness of the device based, in part, on extensive data, including, but not limited to, technical, pre-clinical study, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, among others. Products that are approved from a PMA application generally need FDA approval of a PMA supplement before they can be modified. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or longer, from the time the application is submitted to the FDA until an approval is obtained.

c.	The De-Novo Down-Classification

Another pathway for regulatory approval, known as de-novo down-classification, can be used for lower risk devices for which there is no existing product code or predicate device. This procedure allows a manufacturer whose novel device automatically requires a PMA to request down-classification of its medical device (to allow clearance through the 510(k) pathway) on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Manufacturers can request de-novo down-classification directly without first submitting a 510(k) premarket notification to the FDA and receiving a “not substantially equivalent” determination. Under this pathway, the FDA is required to classify the device within 120 days following receipt of the de-novo application. The FDA may reject the reclassification petition if, among other things, (a) the petition identifies a legally marketed predicate device that would be appropriate for a 510(k), (b) the FDA determines that the device is not low to moderate risk, or (c) the FDA determines that general controls would be inadequate to control the risks and special controls cannot be developed.

d.	The EUA Process

One exception to the approval processes described above is the EUA. The FDA has the authority to grant an EUA to allow unapproved medical products to be used in an emergency to diagnose, treat or prevent serious or life-threatening diseases or conditions of emerging infectious disease threats when there are no adequate, approved and available alternatives. Medical products that may be considered for an EUA are those that “may be effective” to prevent, diagnose, or treat eligible diseases or conditions. The FDA must also determine that the known and potential benefits of the product, when used to diagnose, prevent, or treat the identified disease or condition, outweigh the known and potential risks of the product. The FDA may revoke an EUA where it is determined that the underlying health emergency no longer exists or warrants such authorization.

3.	The Debtor’s Employees

As of the Petition Date, the Debtor employed approximately 63 full-time employees, none of whom were represented by a labor union or covered by a collective bargaining agreement.

4.	The Debtor’s Financial Performance

The Debtor was an emerging growth company. On February 9, 2021, it closed its initial public offering of 10,350,000 shares of common stock at a price to the public of $17.00 per share, which generated net proceeds of $159.9 million. Prior to the closing of the initial public offering, the Debtor financed its operations principally from sales of preferred stock, issuances of convertible debt, and common stock issuances.

The Debtor generated $244.4 million of net revenue from the sales of its test kits since their respective launch dates through September 30, 2022. The Debtor had net sales totaling $34.4 million for the third quarter of 2022, an increase of $19.4 million over the third quarter for the previous year.

The Debtor had net income of $13.1 million for the three months ended March 31, 2022, which was the first period it achieved net income since its inception in 2013. The Debtor incurred recurring losses and negative cash flow from all other periods of its operating activities. For the nine months ended September 30, 2022 and September 30, 2021, the Debtor had net losses of $135.5 million and $57.0 million, respectively. A significant portion of its losses for the three months ended September 30, 2022 was attributable to a recorded charge for excess inventory, which primarily resulted from the unanticipated delay in the FDA’s approval of the Combined Test Kit and a decline in COVID-19 test kit demand.

C.	Prepetition Capital Structure

1.	Secured Indebtedness

As of the Petition Date, the Debtor had no funded debt obligations, including secured debt.

2.	Unsecured Indebtedness and Trade Debt

In the ordinary course of business, the Debtor incurred unsecured indebtedness to various suppliers, trade vendors, landlords, utility providers, and service providers, among others. As of the Petition Date, the Debtor’s estimated outstanding unsecured indebtedness, including trade payables, was approximately $65.0 million.

3.	Equity Holders

The Debtor is a publicly-traded company with its common stock publicly traded and, as of the Petition Date, listed on the Nasdaq Global Select Market under the symbol “LHDX”.

As of February 14, 2023, approximately 40.9 million shares of the Debtor’s common stock were outstanding. As of the Petition Date, the largest holders of the Debtor’s common stock were Eclipse Fund III LP, which owned approximately 10.2% of the Debtor’s common stock, and CEDE & Co., which serves as a record holder for various beneficial holders and which owned approximately 69.8% of the Debtor’s common stock.

On February 23, 2023, the Debtor received written notice (the “Delisting Notice”) from the staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Debtor that, as a result of the Chapter 11 Filing and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that the Debtor’s common stock will be delisted from Nasdaq. In the Delisting Notice, the staff of Nasdaq referenced the Debtor’s Chapter 11 Case filing and associated public interest concerns raised by it, concerns regarding the residual equity interest of the existing listed securities holders and concerns about the Debtor’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Delisting Notice also indicated that the Debtor may appeal Nasdaq’s determination pursuant to procedures set forth in Nasdaq Listing Rule 5800 Series. The Debtor does not intend to appeal this determination.

Trading of the Debtor’s common stock was suspended at the opening of business on March 6, 2023, and a Form 25-NSE was filed on April 12, 2023 with the SEC, which removed the Debtor’s common stock from listing and registration on Nasdaq.

On February 22, 2023, the Debtor filed the NOL Motion (defined below) pursuant to which the Debtor sought entry of an order establishing notice and objection procedures for transfers of equity securities and claims of worthlessness. The purpose of the NOL Motion was to preserve the Debtor’s ability to use certain accrued net operating losses to reduce its tax liabilities. On February 24, 2023, the Bankruptcy Court entered an order granting the NOL Motion on an interim basis [D.I. 44]. On March 21, 2023, the Bankruptcy Court approved the NOL Motion on a final basis [D.I. 145].

On March 3, 2023, Eclipse Ventures Fund I, L.P. and Eclipse Fund III, L.P. (together, “Eclipse”) each filed a notice of intent to sell, trade, or otherwise transfer an equity interest in the Debtor [D.I. 71, 73] (together, the “Eclipse Notices of Intent”). On March 9, 2023, the Debtor filed an objection to the Eclipse Notices of Intent [D.I. 90]. On March 24, 2023, Eclipse filed a response [D.I. 178] and on March 31, 2023, the Debtor filed a sur-reply. On April 4, 2023, the Court held an evidentiary hearing regarding the Eclipse Notices of Intent and authorized Eclipse to sell, trade, or otherwise transfer its shares of common stock in the Debtor as proposed in the Eclipse Notice of Intent.3

[3]	See Order Permitting Eclipse Ventures Fund I, L.P. and Eclipse Fund III, L.P. to Sell, Trade, or Otherwise Transfer Their Equity Interests in the Debtor [D.I. 214].

On March 17, 2023, Seraph Investments II, LLC and Seraph Diassess LLC (together, “Seraph”) each filed a notice of intent to sell, trade, or otherwise transfer an equity interest in the Debtor [D.I. 114, 115] (the “Seraph Notices of Intent”). On March 23, 2023, the Debtor filed an objection to the Seraph Notices of Intent [D.I. 170]. An order relating to the Seraph Notices of Intent has not been entered.

4.	Circumstances Giving Rise to the Chapter 11 Case

a.	The Debtor’s Going Concern Condition and Efforts to Address It

Developing and commercializing medical and other healthcare products subject to FDA approval, including launching new products into the marketplace and conducting preclinical studies and clinical trials, is a capital-intensive and uncertain process that takes years to complete. Prior to the Petition Date, the Debtor made significant spending commitments to develop and commercialize its Combined Test Kit. However, that product did not receive the expected EUA from the FDA in time for the 2022-2023 flu season. This delay materially reduced the revenues the Debtor had anticipated generating from sales of the Combined Test Kit and increased the financial pressure on the Debtor, which was compounded by the decline in demand for its COVID-19 testing product. These factors contributed to the Debtor’s substantial operating losses and led to the inclusion of a going concern qualifier in the Debtor’s audited financial statements for the quarterly period ending September 30, 2022.

To address these issues, the Debtor implemented various initiatives to re-balance its cost structure and to explore strategic alternatives. Those initiatives included steps to rationalize its workforce. On October 20, 2022, the Debtor’s board of directors (the “Board”) approved a reduction in force involving 56 employees, representing approximately 25% of the Debtor’s workforce at the time, which was completed on or before December 30, 2022. On November 14, 2022, the Debtor notified an additional 97 employees of a second reduction in force, representing approximately 43% of its workforce, which was completed on or before January 15, 2023. Prior to the Petition Date, the Debtor issued a sixty-day notice under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101-2109, and other similar state and local laws (the “WARN Acts”), to its remaining employees.

The Debtor also implemented a series of steps to reduce its operating costs and cash expenditures. These included substantially reducing manufacturing under its agreements with Jabil Inc. and ending its use of contract employees. In addition, the Debtor reduced third party support for IT, Finance, and Legal functions, and minimized employee expenses, including business travel.

b.	Prepetition Marketing Process

In November 2022, the Debtor engaged Armanino LLP (“Armanino”) as a consultant to assist with an evaluation of the Debtor’s strategic options, including steps to extend the Debtor’s cash runway and negotiations with creditors. In December 2022, the Debtor expanded the scope of Armanino’s retention to include working with the Debtor to identify potential purchasers of the Debtor’s business and assisting with any sale process. Thereafter, the scope of Armanino’s retention was further expanded to include the provision of certain payroll, tax, and human resources consulting services.

Prior to the Petition Date, Armanino contacted or received inbound interest from approximately 177 strategic and financial parties regarding a potential transaction for the Debtor or the Assets. These parties were provided non-confidential presentation materials prepared by the Debtor, including a sale memorandum with the detailed background of the Debtor and the Assets. Certain confidential information (including access to a virtual data room) was provided to approximately 35 parties who executed a non-disclosure agreement. All interested parties who executed a non-disclosure agreement were also invited to attend a post-NDA webinar (“Webinar”) with the Debtor’s management on January 5, 2023.

Despite the best efforts of the Debtor and its advisors, the strategic alternative exploration and evaluation process—including the marketing process—did not produce a satisfactory stalking horse offer to purchase the company as a going concern or to purchase the Assets outside of the protections afforded by a chapter 11 process. Without a clear out-of-court solution to maximize value, the Debtor pivoted to preparing for a chapter 11 filing and sale process under section 363 of the Bankruptcy Code.

c.	Chapter 11 Preparations

In the absence of a proposal to execute an out-of-court transaction, and faced with increasingly strained liquidity and mounting trade debt, the Debtor, in consultation with its advisors, prepared to file for chapter 11 relief.

Armanino and the Debtor continued discussions with various parties about their willingness to participate in an in-court sale transaction. As of the Petition Date, no party indicated that it was willing to serve as a stalking horse bidder; however, Armanino and the Debtor remained in discussions with various parties regarding their interest in participating in an open sale process or potentially serving as a stalking horse bidder for all or substantially all of the Assets and continued those efforts during the sale process.

Shortly before the commencement of the Chapter 11 Case, the Board retained an independent director with extensive restructuring experience, and voted to reduce the size of its Board, with certain directors resigning their positions.

III.	THE CHAPTER 11 CASE

On February 22, 2023, the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Chapter 11 Case is being administered under the caption In re Lucira Health, Inc., Case No. 23-10242 (MFW). Upon commencement of the Chapter 11 Case, the automatic stay imposed under the Bankruptcy Code, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors and the enforcement of liens against property of the Debtor.

A.	First Day Motions and Orders

On the Petition Date, the Debtor Filed certain “first day” motions and applications (the “First Day Motions”) with the Bankruptcy Court seeking certain immediate relief to aid in the efficient administration of the Chapter 11 Case, and to facilitate the Debtor’s transition to debtor-in-possession status. The Bankruptcy Court held hearings on these first-day motions, and entered a series of customary orders in connection therewith, including the following:

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Debtor’s Application for Entry of Order (I) Authorizing the Appointment of Donlin, Recano & Company, Inc. as Claims and Noticing Agent in the Chapter 11 Case; and (II) Granting Related Relief (the “Donlin Retention Application”) [D.I. 4], seeking authorization to retain and employ Donlin, Recano & Company, Inc. as its claims and noticing agent for the Chapter 11 Case. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Donlin Retention Application [D.I. 35].

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Debtor’s Motion for Interim and Final Orders (I) Prohibiting Utility Companies From Discontinuing, Altering, or Refusing Service, (II) Deeming Utility Companies to Have Adequate Assurance of Future Payment, (III) Establishing Procedures for Resolving Requests for Additional Assurance, and (IV) Granting Related Relief (the “Utility Motion”) [D.I. 5], seeking entry of an order (i) prohibiting utility companies from discontinuing, altering or refusing service to the Debtor on account of non-payment for any prepetition services, (ii) deeming the utility companies to have received adequate assurance of future payment, (iii) establishing procedures for resolving requests for additional assurance of payment, and (iv) granting related relief. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Utility Motion on an interim basis [D.I. 36]. The Bankruptcy Court entered an order granting the Utility Motion on a final basis on March 21, 2023 [D.I. 138].

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Debtor’s Motion for Entry of an Order (I) Authorizing the Redaction of Certain Personal Identification Information; and (II) Granting Related Relief (the “Redaction Motion”) [D.I. 6], seeking, among other things, authorization to redact certain personal identification information contained in the creditor matrix and top 30 creditors list. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Redaction Motion [D.I. 48].

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Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing Continued Use of Cash Management System; (II) Authorizing Use of Prepetition Bank Accounts, Credit Card, and Certain Payment Methods; (III) Waiving the Requirements of 11 U.S.C. § 345(b) on an Interim Basis; and (IV) Granting Related Relief (the “Cash Management Motion”) [D.I. 7], seeking entry of an order (i) authorizing the Debtor’s continued use of its existing cash management system; (ii) authorizing the Debtor to continue using prepetition bank accounts and using check, debit, wire, and ACH payments; (iii) waiving the requirements of 11 U.S.C. § 345(b) on an interim basis; and (iv) granting related relief. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Cash Management Motion on an interim basis [D.I. 37].

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Debtor’s Motion for Interim and Final Orders (I) Authorizing Payment of Claims for Goods Ordered Prepetition and Delivered Postpetition, (II) Authorizing Payment of Certain Prepetition Shipping, Warehousing, Delivery, and Customs Charges, and (III) Authorizing Bank to Honor All Related Checks and Electronic Payment Requests (the “Warehouse Motion”) [D.I. 8], seeking entry of an order authorizing the Debtor to pay all undisputed amounts for goods ordered prepetition that are to be delivered postpetition and certain prepetition claims for shipping, freight forwarding, warehousing, lien claimants, and customs duties. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Warehouse Motion on an interim basis [D.I. 38]. The Bankruptcy Court entered an order approving the Warehouse Motion on a final basis on March 21, 2023 [D.I. 135].

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Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing Payment of Certain Prepetition Taxes and Fees and (II) Authorizing Bank to Honor All Related Checks and Electronic Payment Requests (the “Taxes Motion”) [D.I. 9], seeking an interim and a final order authorizing the Debtor to remit and pay, in the ordinary course of business, certain prepetition taxes, including, but not limited to, income, sales, and property taxes, and various other taxes, fees, charges, and assessments. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Taxes Motion on an interim basis [D.I. 39]. The Bankruptcy Court entered an order approving the Taxes Motion on a final basis on March 21, 2023 [D.I. 133].

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Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing the Debtor to (A) Continue Prepetition Insurance Policies and (B) Pay All Prepetition Obligations in Respect Thereof and (II) Authorizing Bank to Honor Related Checks and Electronic Payment Requests (the “Insurance Motion”) [D.I. 10], seeking entry of an order (i) authorizing, but not directing, the Debtor to (a) continue to maintain and administer its prepetition insurance policies and revise, extend, renew, supplement, or change such policies, as needed, (b) pay or honor obligations arising under or in connection with its insurance policies, including prepetition obligations arising in the ordinary course of business, if any, and (c) continue its insurance premium financing program and renew or enter into new premium financing programs as necessary under substantially similar terms. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Insurance Motion on an interim basis [D.I. 40]. The Bankruptcy Court entered an order approving the Insurance Motion on a final basis on March 21, 2023 [D.I. 144].

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Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing the Debtor to Pay and Honor Certain (A) Prepetition Wages, Benefits, and Other Compensation Obligations; (B) Prepetition Employee Business Expenses; and (C) Workers’ Compensation Obligations; (II) Authorizing Bank to Honor and Process Checks and Transfers Related to Such Obligations; and (III) Granting Related Relief (the “Wages Motion”) [D.I. 11], seeking entry of an order authorizing, but not directing, the Debtor, to (a) pay its employees accrued prepetition wages, salaries, commissions, and other accrued compensation, (b) pay accrued prepetition obligations in connection with its supplemental workforce, (c) reimburse employees for prepetition expenses that employees incurred on behalf of the Debtor in the ordinary course of business, (d) pay all prepetition payroll taxes, trust fund taxes, and other deductions, (e) honor any prepetition obligations in respect of, and continue in the ordinary course of business until further notice certain of the Debtor’s employee benefits programs, plans, and policies, (f) honor the Debtor’s workers’ compensation policies, and (g) pay any prepetition claims of any third-party administrator or provider. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Wages Motion on an interim basis [D.I. 41]. The Bankruptcy Court entered an order granting the relief requested in the Wages Motion on a final basis on March 21, 2023 [D.I. 148].

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Debtor’s Motion for Entry of Interim and Final Orders (I) Authorizing the Debtor to Pay Certain Prepetition Claims of Critical Vendors and Service Providers; (II) Authorizing the Debtor to Honor and Continue Warranty Program and Obligations in the Ordinary Course of Business; (III) Authorizing the Bank to Honor and Process Check and Electronic Transfer Requests Related Thereto; and (IV) Granting Related Relief (the “Critical Vendors Motion”) [D.I. 12], seeking entry of an order (i) authorizing, but not directing, the Debtor, in its sole discretion, to pay certain prepetition claims of critical vendors and service providers; (ii) authorizing, but not directing, the Debtor to honor prepetition obligations related to its warranty program and continue the warranty program in the ordinary course of business; (iii) authorizing the Debtor’s bank to honor and process related checks; and (iv) granting related relief. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the Critical Vendors Motion on an interim basis [D.I. 42]. On March 2, 2023, the Debtor filed an amendment to the Critical Vendors Motion [D.I. 63], amending the final order to increase the cap on payment of critical vendor claims by $575,000, to an aggregate amount not to exceed $1,025,000. The Bankruptcy Court entered an order granting the relief requested in the Critical Vendors Motion, as amended, on a final basis on March 21, 2023 [D.I. 149].

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Debtor’s Motion for Interim and Final Orders, Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code and Bankruptcy Rule 3001, Establishing Notice and Hearing Procedures for Trading in, or Certain Claims of Worthlessness With Respect to, Equity Securities in Lucira Health, Inc. (the “NOL Motion”) [D.I. 13], seeking entry of an order establishing notice and hearing procedures that must be followed before certain transfers of, or certain claims of worthlessness for federal or state tax purposes with respect to, equity securities in the Debtor, or of any beneficial interest therein, are deemed effective. On February 24, 2023, the Bankruptcy Court entered the order granting the relief requested in the NOL Motion on an interim basis [D.I. 44]. The Bankruptcy Court entered an order granting the relief requested in the NOL Motion on a final basis on March 21, 2023 [D.I. 145].

B.	Approval of the Bidding Procedures

As stated above, the Debtor commenced the Chapter 11 Case to implement a value-maximizing sale of all or substantially all of the Assets. On the Petition Date, the Debtor Filed a Motion of Debtor for Entry of (I) an Order (A) Approving Certain Bidding Procedures and the Form and Manner of Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of All or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner of Notice Thereof, and (D) Granting Related Relief; and (II) an Order (A) Authorizing and Approving the Debtor’s Entry into an Asset Purchase Agreement, (B) Authorizing the Sale of All or Substantially All of the Debtor’s Assets Free and Clear of All Encumbrances, (C) Approving the Assumption and Assignment of the Assumed Contracts, and (D) Granting Related Relief (the “Bidding Procedures Motion”) [D.I. 16]. The Bidding Procedures Motion sought, inter alia, (i) approval of the Bidding Procedures in connection with the sale of the Assets and (ii) authorization to designate a Stalking Horse in accordance with Bidding Procedures, subject to a final order of the Bankruptcy Court

Contemporaneously with the Bidding Procedures Motion and in support thereof, the Debtor Filed the Declaration of Alexander Brandtneris in Support of Motion of Debtor for Entry of (I) an Order (A) Approving Certain Bidding Procedures and the Form and Manner of Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of All or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner of Notice Thereof, and (D) Granting Related Relief; and (II) an Order (A) Authorizing and Approving the Debtor’s Entry into an Asset Purchase Agreement, (B) Authorizing the Sale of All or Substantially All of the Debtor’s Assets Free and Clear of All Encumbrances, (C) Approving the Assumption and Assignment of the Assumed Contracts, and (D) Granting Related Relief (the “Brandtneris Declaration”) [D.I. 18].

A hearing on the Bidding Procedures Motion, including the bidding procedures (the “Bidding Procedures”) set forth therein (the “Bidding Procedures Hearing”), was held on March 23, 2023, at 2:00 p.m. (prevailing Eastern Time).

On March 27, 2023, the Court entered the Order (A) Approving Certain Bidding Procedures and Manner of Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of All or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner of Notice Thereof, and (D) Granting Related Relief [D.I. 182] (the “Bidding Procedures Order”). The Bidding Procedures Order fixed April 3, 2023 at 5:00 p.m. (prevailing Eastern Time) as the deadline for submission of bids for the Assets (the “Bid Deadline”), approved the form and manner of the notice (the “Sale Notice”) of the Auction and sale hearing (the “Sale Hearing”), and provided, among other things, that if at least two Qualified Bids were received by the Bid Deadline with regard to any particular Assets, the Debtor would conduct the Auction on April 5, 2023.

C.	The Postpetition Marketing Process

The Debtor’s marketing process for a sale of the Assets continued postpetition both prior to, and following entry of, the Bidding Procedures Order. The Debtor, through its financial and sale advisor, Armanino, contacted approximately 100 new parties and approximately 29 of those parties executed non-disclosure agreements to receive access to due diligence materials and the Debtor’s management. In total, 277 parties were contacted by Armanino or made in-bound contact, and 64 of those parties executed non-disclosure agreements.

Following entry of the Bidding Procedures Order, the Debtor served the Sale Notice on the Sale Notice Parties (as defined in the Bidding Procedures Order) and published the Sale Notice in both the Alameda Times-Star and the national edition of the New York Times.4

D.	Sale of the Debtor’s Assets

Following entry of the Bidding Procedures Order, the Debtor received two timely written offers for substantially all of the Assets, and one written offer for a subset of the Assets. After consultation with the Consultation Parties, as defined in the Bidding Procedures Motion, the Debtor determined that only the two written offers for substantially all of the Assets were Qualified Bids. The Qualified Bids were submitted by Pfizer Inc. (“Pfizer”) and Pearsanta, Inc. (“Pearsanta”).

To allow parties additional time to prepare for the Auction, the Debtor, in consultation with the Consultation Parties, rescheduled the Auction to April 6, 2023, pursuant to the authority granted to it under the Bidding Procedures Order.

The Auction commenced at 10:00 a.m. (prevailing Eastern Time) on April 6, 2023. On the record at the Auction, the Debtor notified Pearsanta and Pfizer that it had determined, in consultation with the Consultation Parties, that Pearsanta’s Qualified Bid would constitute the opening bid at the Auction. Following two rounds of bidding, on the record at the Auction, Pfizer was determined to have submitted the best bid, and Pearsanta was determined to have submitted the next-best bid with respect to the Assets.

On April 6, 2023, the Debtor filed the Notice of Auction Results in Connection with the Sale of the Debtor’s Assets [D.I. 221] (the “Notice of Auction Results”) announcing that the Debtor selected, in the exercise of its business judgment and in consultation with the Consultation Parties, Pfizer as the successful bidder for the Assets, and providing notice that the Debtor also selected, in the exercise of its business judgment and in consultation with the Committee, Pearsanta as the next-highest bidder for the Assets. The Notice of Auction Results provided further notice of the Sale Hearing scheduled for April 13, 2023 and the April 11, 2023 deadline to object to the (i) conduct of the Auction, (ii) identity of the successful bidder, and (iii) ability of the successful bidder to provide adequate assurance of future performance.

[4]

See Affidavit of Service of the Notice of Auction and Sale Hearing (Docket No. 184) [D.I. 195]; Supplemental Affidavit of Service of the Notice of Auction and Sale Hearing (Docket No. 184) [D.I. 216]; Supplemental Affidavit of Service of the Notice of Auction and Sale Hearing (Docket No. 184) [D.I. 217]; New York Times Affidavit of Publication for Notice of Auction and Sale Hearing [D.I. 271]; Alameda Times-Start Affidavit of Publication for Notice of Auction and Sale Hearing [D.I. 272].

On April 12, 2023, the Debtor filed the Declaration of Jeffrey Nerland in Support of the Sale of the Debtor’s Assets [D.I. 247]. On that same date, sale objections were filed by Pearsanta [D.I. 236] and equity holders Seraph [D.I. 238] and Jacob Erwin [D.I. 254].

On April 13, 2023, the Court held the Sale Hearing to consider approval of the Debtor’s sale of the Assets to Pfizer and the objections by Pearsanta, Seraph, and Mr. Erwin. At the Sale Hearing, Mr. Nerland, the Debtor’s financial advisor from Armanino, provided testimony in support of the Debtor’s selection of Pfizer as the successful bidder and the Debtor’s determination that Pearsanta had not provided sufficient evidence of the ability to close on a sale of the Assets in the amount of the topping Bid that Pearsanta submitted at the Auction (the “Pearsanta Bid”). At the Sale Hearing, counsel to Pearsanta requested the opportunity to provide evidence of Pearsanta’s ability to close. The Court granted Pearsanta’s request and adjourned the Sale Hearing to April 14, 2023.

On April 14, 2023, the Sale Hearing resumed and the Court heard testimony from the CEO of Pearsanta’s parent company on Pearsanta’s ability to close on a sale of the Assets in the amount of the Pearsanta Bid. Following testimony, the Court reopened the Auction, designated the Pearsanta Bid as the starting bid, and invited Pfizer to submit a topping bid. Following two rounds of further bidding on the record at the Sale Hearing, the Debtor selected, in the exercise of its business judgment and in consultation with the Consultation Parties, Pfizer as the successful bidder for the Assets at a purchase price of approximately $36.4 million, and the Court approved the sale of the Assets to Pfizer, including the Debtor’s entry into the APA.5

The APA, provides for, among other things, the following consideration:

(i) a cash payment equal to Five Million Dollars ($5,000,000); plus

(ii) the payment of Cure costs in respect of the contracts assigned to Pfizer (the “Assigned Contracts”) set forth on Schedule 1.1(e) to the APA, other than Cure costs for certain of the Debtor’s contracts with Jabil Inc. and Jabil Circuit (Shanghai) Co. Ltd. (the “Jabil Contracts”), which were paid by Pfizer pursuant to the paragraph below; plus

(iii) an additional cash payment of Seven Million ($7,000,000) less the aggregate amount of paid Cure costs associated with (x) the Jabil Contracts in the fixed amount of Six Million Five Hundred Thousand Dollars ($6,500,000) and (y) any additional contracts (the “Transition Contracts”) to be assumed and assigned to Pfizer as designated by Pfizer within sixty (60) days of the closing of the Sale; plus

[5]

See Sale Order; see also Certification of Counsel Regarding Order (A) Authorizing and Approving the Debtor’s Entry into the Purchase Agreement, (B) Approving the Backup Bidder and Approving and Authorizing the Next-Highest Bid, (C) Authorizing the Sale and the Assets of the Debtor Free and Clear of All Lien, Claims, and Encumbrances and Interests, (D) Approving the Assumption and Assignment of the Assigned Contracts, and (E) Granting Related Relief [D.I. 281].

(iv) an additional cash payment of Ten Million Four Hundred Thousand Dollars ($10,400,000) less the aggregate amount of Cure costs paid, satisfied, or resolved by Pfizer (provided, however, if a lesser amount were agreed to, the remaining amount of any claim were to be waived and not treated as an unsecured claim against the Debtor’s estate) in connection with (x) any Transition Contracts which were assumed and assigned to Pfizer as designated by Pfizer (and without duplication to any additional Transition Contracts), and (y) any other additional contracts (excluding Assigned Contracts and Transition Contracts) which were designated by Pfizer and assumed and assigned to Pfizer.

The Debtor and Pfizer closed the Sale pursuant to the APA on April 20, 2023.6

Following the closing, Jabil Circuit (Shanghai) Co. Ltd. and Nypro DR, LLC, claimants and contract counterparties under certain prepetition contracts with the Debtor, withdrew [D.I. 331, 332, 337 & 338] their respective General Unsecured Claims filed against the Debtor that had asserted General Unsecured Claims in the aggregate amount of approximately $51.1 million.

E.	Rejection of Executory Contracts

On February 22, 2023, the Debtor filed the Debtor’s First Omnibus Motion for Entry of an Order Authorizing (I) Rejection of Unexpired Leases of Non-Residential Real Property, and (II) Abandonment of Any Remaining Property Located at the Leased Premises [D.I. 14] (the “First Omnibus Rejection Motion”), which sought to reject certain unexpired non-residential real property leases, including the Debtor’s lease with (i) 2600 Tenth Street, LLC (“2600 Tenth Street Landlord”) for the premises located at 2600 Tenth Street, Berkeley, CA 94710 (the “Berkeley Lease”), and (ii) Hewson/Vista, LLC (“Vista Landlord,” and together with the 2600 Tenth Street Landlord, the “Landlords”) for the premises located at 1395 Aspen Way, Vista, CA 92081 (the “Vista Lease”). The First Omnibus Rejection Motion was subsequently adjourned solely with respect to the Berkeley Lease and the Debtor’s licenses with San Jose BioCube II and San Jose BioCube III (together, “BioCube”). On March 22, 2023, the Court entered an order approving the First Omnibus Rejection Motion [D.I. 157]. On May 8, 2023, the Court entered a supplemental order authorizing the Debtor to reject the BioCube licenses [D.I. 307].

Thereafter, the Debtor and its professionals engaged in discussions with the Landlords regarding their respective rejection damages claims, the cancellation of certain letters of credit issued in connection with the Berkeley Lease and the Vista Lease, and the release of cash maintained in collateral accounts in connection with the Berkeley Lease and the Vista Lease. As a result of those discussions, on May 18, 2023, the Debtor filed the Debtor’s Motion for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 Approving and Authorizing Stipulations [D.I. 318] seeking the Court’s approval and authorization of stipulations (the “Landlord Stipulations”) with the Landlords allowing rejection damage claims for the Berkeley Lease and Vista Lease and providing for the return of a portion of the cash maintained in collateral accounts to the Estate. On June 5, 2023, the Court entered an order [D.I. 349] approving and authorizing the Landlord Stipulations.

[6]	See Notice of Occurrence of Sale Closing Date [D.I. 289].

Following the sixty (60) day period after the Sale closing and receipt of Pfizer’s final list of Transition Contracts to be assumed and assigned, the Debtor intends to file one or more additional omnibus motions for orders authorizing contract rejection.

F.	Other Procedural and Administrative Motions

Subsequent to the Petition Date, the Debtor also Filed a number of customary motions and applications to (i) retain professionals, (ii) further facilitate the smooth and efficient administration of the Chapter 11 Case, and (iii) reduce the administrative burdens associated herewith, including:

•

Retention Applications. On March 2, 2023, the Debtor Filed applications seeking to retain and employ certain professionals post-petition pursuant to section 327 and 328 of the Bankruptcy Code, including Armanino as financial advisor and sales advisory consultant [D.I. 67] and Donlin, Recano & Company, Inc. as administrative advisor [D.I. 66]. The Bankruptcy Court entered orders approving each of the retention applications.

•

Ordinary Course Professionals. On March 2, 2023, the Debtor Filed the Debtor’s Motion for Entry of an Order (I) Authorizing the Debtor to Retain and Compensate Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief [D.I. 61] (the “OCP Motion”), seeking entry of an order authorizing the Debtor to retain and compensate certain ordinary course professionals on a post-petition basis in accordance with the procedures set forth therein. The Bankruptcy Court entered an order approving the OCP Motion on March 21, 2023 [D.I. 146].

•

Interim Compensation Motion. On March 2, 2023, the Debtor Filed the Debtor’s Motion for Entry of an Order, Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Bankruptcy Rule 2016(a), and Local Rule 2016-2, Establishing Procedures for Interim Compensation and Reimbursement of Professionals [D.I. 64] (the “Interim Compensation Motion”), seeking entry of an order approving compensation procedures for professionals. The Bankruptcy Court entered an order approving the Interim Compensation Motion on March 21, 2023 [D.I. 151].

•

Miscellaneous Asset Sale Motion. On March 2, 2023, the Debtor Filed the Debtor’s Motion for an Order Establishing Procedures for Sales of Certain Miscellaneous Assets Outside the Ordinary Course of Business Free and Clear of All Liens, Claims, Interests and Encumbrances Pursuant to Section 363 of the Bankruptcy Code [D.I. 65] (the “Miscellaneous Asset Sale Motion”), establishing procedures for the sale of certain of the Debtor’s miscellaneous assets outside the ordinary course of business, free and clear of all liens, claims, interests, and encumbrances. The Bankruptcy Court entered an order approving the Miscellaneous Asset Sale Motion on March 24, 2023 [D.I. 179].

•

R&D Claims Motion. On March 2, 2023, the Debtor Filed the Debtor’s Motion for Entry of an Order (I) Authorizing the Debtor to Pay Certain Prepetition Claims Related to Research and Development; (II) Authorizing the Debtor to Continue the NIH Grant Program in the Ordinary Course of Business; and (III) Granting Related Relief [D.I. 62] (the “R&D Claims Motion”), seeking an order (i) authorizing, but not directing, the Debtor, in its discretion, to pay prepetition claims related to a research and development project funded through a grant from the National Institutes of Health, (ii) authorizing, but not directing, the Debtor to continue the NIH grant program in the ordinary course of business; and (iii) granting related relief. The Bankruptcy Court entered an order approving the R&D Claims Motion on March 21, 2023 [D.I. 136].

G.	The KERP Motion

In addition to the foregoing, on March 6, 2023, the Debtor filed the Debtor’s Motion for Entry of an Order (I) Authorizing the Implementation of a Key Employee Retention Program and (II) Granting Related Relief [D.I. 76] (the “KERP Motion”), seeking approval of, among other things, the Debtor’s proposed key employee retention program (the “KERP”) for the Debtor’s key non-executive level personnel. As set forth in detail in the KERP Motion, the KERP was designed to retain certain of such key non-executive level employees to remain throughout the sale process to ensure the Debtor could consummate a value-maximizing transaction. The KERP was also designed to retain a smaller subset of certain key employees whose continued employment was needed to facilitate the Debtor’s ability to confirm the Plan. The Bankruptcy Court entered an order approving the KERP Motion on March 21, 2023 [D.I. 129].

H.	Meeting of Creditors and Appointment of Official Committee of General Unsecured Creditors

On February 28, 2023, the U.S. Trustee Filed the Request by the United States Trustee to the Clerk of the Bankruptcy Court to Schedule a Section 341(a) Meeting in a Chapter 11 Case [D.I. 57]. On March 3, 2023, the U.S. Trustee Filed the Notice of Telephonic Section 341 Meeting [D.I. 69] scheduling the section 341 meeting on March 27, 2023, at 2:00 p.m. (prevailing Eastern Time). On March 27, 2023, the U.S. Trustee held the meeting of creditors pursuant to section 341 of the Bankruptcy Code and the section 341 meeting concluded on that same date [D.I. 183].

On March 7, 2023, the U.S. Trustee appointed the Committee in the Chapter 11 Case [D.I. 84]. The Committee is currently composed of the following members: (i) Norwalt Design Inc.; (ii) New England Biolabs, Inc.; (iii) Bluebird Express, LLC; (iv) Biosearch Technologies, Inc.; and (v) Plitek, LLC.

I.	Schedules and Bar Dates

On March 22, 2023, the Debtor filed the Debtor’s Schedules of Assets and Liabilities [D.I. 163] and the Debtor’s Statement of Financial Affairs [D.I. 164]. On April 19, 2023, the Debtor filed the Notice of (i) Certain Amendments to Schedule E/F for Lucira Health, In., (ii) Certain Amendments to the Statement of Financial Affairs for Lucira Health, Inc., and (iii) Amended Schedules Bar Date for Affected Party to File Proof of Claim [D.I. 284].

On March 9, 2023, the Debtor Filed a motion [D.I. 92] (the “Bar Date Motion”) to establish certain deadlines for filing Proofs of Claim against the Debtor. On March 21, 2023, the Court entered the Order (i) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including Claims Arising Under Section 503(b)(9) of the Bankruptcy Code) and (ii) Approving the Form and Manner of Notice Thereof [D.I. 150] (the “Bar Date Order”).

The Bar Date Order provides, among other things, that each person or entity (excluding governmental units) that asserts a claim against the Debtor that arose (or is deemed to have arisen) before the Petition Date, including 503(b)(9) Claims, shall be required to file an original written proof of claim so that such proof of claim is actually received on or before April 21, 2023 at 5:00 p.m. (prevailing Eastern Time) (the “General Bar Date”). All governmental units holding claims that arose (or is deemed to have arisen) before the Petition Date shall be required to file an original written proof of claim so that such proof of claim is actually received on or before August 21, 2023 at 5:00 p.m. (prevailing Eastern Time) (the “Government Claims Bar Date”). Notice of the foregoing deadlines was provided by mail and publication in accordance with the procedures outlined in the Bar Date Order.

The Debtor anticipates commencing the process of reviewing proofs of Claim and expects to file one or more claims objections once that process is underway. Consequently, the Debtor anticipates that the figures set forth above in Article I.D, which reflect estimates of Allowed Claims, may change, and potentially materially, following the claims reconciliation process.

J.	The Shareholder Motion

On April 19, 2023, Jacob Erwin (“Movant”), a shareholder of the Debtor, pro se, filed the Shareholder’s Motion to Stay the Proceedings and to Order the Appointment of a Shareholder Committee [D.I. 283] (the “Shareholder Motion”) seeking to stay the sale of the Debtor’s Assets and for the appointment of an official committee of equity security holders under section 1102(a)(1) of the Bankruptcy Code. The Debtor believes that Movant’s request for a stay of the sale of the Debtor’s Assets is based on unfounded speculation, lacks merit, and is now moot given that the Sale to Pfizer has closed and no appeal was filed from the Sale Order. The Debtor further believes that Movant cannot meet his burden to demonstrate that an equity committee is warranted because the Sale proceeds are insufficient to fully satisfy the claims of General Unsecured Creditors, and, thus, Movant cannot establish any likelihood of meaningful distribution to shareholders. Movant’s previous request to appoint an equity security holders committee was denied by the U.S. Trustee.

On June 1, 2023, the Debtor filed the Debtor’s Objection to Shareholder’s Motion to Stay the Proceedings and to Order the Appointment of a Shareholder Committee [D.I. 339] (the “Debtor’s Objection”) and Pfizer filed the Objection of Pfizer Inc. to Shareholder’s Motion to Stay the Proceedings and to Order the Appointment of a Shareholder Committee [D.I. 340] asserting the same arguments outlined in the preceding paragraph. That same day, the Committee filed The Official Committee of Unsecured Creditors’ Objection to Shareholder’s Motion to Stay the Proceedings and to Order the Appointment of a Shareholder Committee and Joinder [D.I. 341] that joined the arguments asserted in the Debtor’s Objection and also argued, among other things, that the Movant and other shareholders are adequately represented in the Chapter 11 Case by the Debtor and the Committee. On June 2, 2023, the U.S. Trustee filed the United States Trustee’s Response to Shareholder’s Motion to Stay the Proceedings and to Order the Appointment of a Shareholder Committee [D.I. 345], which made substantially similar arguments to those of the Debtor, Pfizer, and the Committee.

K.	The Rule 2004 Motion

On May 19, 2023, the Committee filed The Official Committee of Unsecured Creditors’ Motion for an Order Pursuant to Bankruptcy Rule 2004 and Local Bankruptcy Rule 2004-1 Directing the Examination and Production of Documents by the Debtor [D.I. 319] (the “Rule 2004 Motion”) seeking certain testimony and limited subset of documents from the Debtor regarding the topics set forth on the subpoena attached to the Rule 2004 Motion as Exhibit B. Specifically, the Rule 2004 Motion seeks, among other things, information about (i) the Debtor’s decision to repay and terminate the Prepetition Term Loan Facility shortly before the Petition Date, (ii) the use of funds from the Initial Public Offering, and (iii) claims that may be filed against the estate. For months prior to the Rule 2004 Motion, the Debtor has worked, and continues to work, with the Committee’s Retained Professionals, and has provided an extensive range of requested documents and information.

IV.	TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee (as applicable), each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for Statutory Fees) will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim becomes due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (3) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except for Professional Fee Claims, all applications seeking allowance and payment of Administrative Claims must be Filed and served on the Debtor or the Liquidating Trustee (as applicable) and their counsel, no later than the Administrative Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claim.

Objection to such applications must be Filed and served on the requesting party within one hundred twenty (120) days after the Effective Date. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order.

Except as otherwise provided in Articles II.B or II.D of the Plan, Holders of Administrative Claims that do not File and serve an application for payment of administrative expense requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtor, the Estate, the Liquidating Trust, the Liquidating Trustee, or their assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Court.

a.	Statutory Fees

All U.S. Trustee Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtor on the Effective Date. After the Effective Date, any and all Statutory Fees shall be paid to the U.S. Trustee by the Liquidating Trustee when due and payable. The Debtor and the Liquidating Trustee (as applicable) shall remain obligated to pay the U.S. Trustee Statutory Fees until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Neither the U.S. Trustee nor any other Governmental Unit is required to File a request for an Administrative Claim for Statutory Fees.

b.	Professional Compensation

(i)	Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims by Retained Professionals (other than OCPs) for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. Objections to Professional Fee Claims must be Filed and served no later than fourteen (14) days after the Filing of the Professional Fee Claim. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Retained Professionals (other than OCPs) after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional, the Liquidating Trustee shall pay Professional Fee Claims that are Allowed by Final Order following the Effective Date in Cash from the Professional Fee Reserve within five (5) Business Days of the entry of such Final Order.

(ii)	Administrative Claims of OCPs.

All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trustee (as applicable) from the Professional Fee Reserve as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order.

(iii)	Post-Effective Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to the Chapter 11 Case that are incurred after the Effective Date. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 of the Bankruptcy Code or the OCP Order in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trustee may employ and pay any retained professionals in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Code.

(iv)	Professional Fee Reserve Amount.

Unless otherwise agreed to prior to the Effective Date by the Debtor and the Retained Professional, to receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation Claims prior to and as of the Effective Date, and shall deliver such estimate to the Debtor and its counsel no later than three (3) Business Days prior to the Effective Date; provided that such estimate shall not be binding with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide an estimate, the Debtor may estimate the unbilled fees and expenses of such Retained Professional. The total amount so estimated hereunder as of the Effective Date shall comprise the “Professional Fee Reserve Amount.”

(v)	Professional Fee Reserve.

On or before the Effective Date, the Debtor shall fund the Professional Fee Reserve with Cash equal to the Professional Fee Reserve Amount, which may be held in the trust accounts of one or more counsel to the Debtor. If some or all of the Professional Fee Reserve Amount is not held in the trust account of one more counsel to the Debtor, the Liquidating Trustee is charged with administering the Professional Fee Reserve after the Effective Date and is required to open a new and segregated account at an FDIC-insured institution to effectuate this purpose.

The Professional Fee Reserve and amounts funded therein are and shall continue to be maintained in trust solely for each Retained Professional separately on a per-Retained Professional basis. Such funds shall not be considered property of the Debtor, its Estate, or the Liquidating Trust; provided, however, the Liquidating Trust shall have a reversionary interest in any Cash remaining in the Professional Fee Reserve after payment in full of all Allowed Professional Fee Claims without any further notice, action, or order of the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional, the amount owing to the Retained Professional shall be paid in Cash to such Retained Professional by the Liquidating Trustee from the Professional Fee Reserve with respect to the Professional Fee Claims within five (5) Business Days of such claims being Allowed by the Final Order of the Bankruptcy Court.

2.	Priority Tax Claims

On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent a Holder of an Allowed Priority Tax Claim and the Debtor agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Priority Tax Claim, each Holder thereof will be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

B.	Classified Claims

1.	Class 1 - Secured Claims

a.	Composition. Class 1 consists of all Secured Claims against the Debtor.

b.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Secured Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Secured Claim, each Holder thereof will receive: (i) payment in full in Cash; (ii) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired.

c.

Voting. Class 1 is Unimpaired, and Holders of Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 - Other Priority Claims

a.	Composition. Class 2 consists of all Other Priority Claims against the Debtor.

b.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Priority Claim, each Holder thereof will receive: (i) payment in full in Cash; or (ii) such other treatment rendering such Claim Unimpaired.

c.

Voting. Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 - General Unsecured Claims

a.	Composition. Class 3 consists of all General Unsecured Claims against the Debtor.

b.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed General Unsecured Claim, each Holder thereof will receive its pro rata right to recovery from the Liquidating Trust.

c.	Voting. Class 3 is Impaired, and Holders of the General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 - Section 510(b) Claims

a.	Composition. Class 4 consists of all Section 510(b) Claims against the Debtor.

b.

Treatment. On the Effective Date, all Section 510(b) Claims shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claim.

c.

Voting. Class 4 is Impaired, and Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 4 Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 - Interests

a.	Composition. Class 5 consists of all Interests in the Debtor.

b.

Treatment. On the Effective Date, all Interests shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Interests shall not receive any distributions under the Plan on account of such Interest.

c.

Voting. Class 5 is Impaired, and Holders of Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 5 Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provisions Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Liquidating Trustee’s rights with respect to any Claims, including all legal and equitable defenses to or setoffs or recoupments against any Claims.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote, and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of Claims in such Class shall be deemed to have accepted the Plan.

F.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or any Class of Claims or Interests is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Hearing.

G.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Liquidating Trustee (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtor hereby requests confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor reserves the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject the Plan.

I.	Reservation of Rights Regarding Claims

Except as otherwise provided in the Plan or in other Final Orders of the Bankruptcy Court, nothing will affect the Debtor’s or the Liquidating Trustee’s respective rights and defenses, whether legal or equitable, with respect to any Claim, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

J.	Post-Petition Interest on Claims

Except as required by applicable bankruptcy law or otherwise expressly provided in the Plan, post-petition interest, penalties, or other fees will not accrue or be payable on account of any Claim.

K.	Insurance

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

V.	MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Sources of Consideration for Plan Distributions

Subject in all respects to the provisions of the Plan concerning the Professional Fee Reserve, the Debtor or the Liquidating Trustee (as applicable) shall fund distributions under the Plan with Cash on hand on the Effective Date and all other Liquidating Trust Assets.

B.	Vesting of Assets

On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, (1) the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan.

C.	Liquidating Trust

1.	Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement, which will be Filed with the Bankruptcy Court as part of the Plan Supplement. Upon establishment of the Liquidating Trust, title to the Liquidating Trust Assets shall be deemed transferred to the Liquidating Trust without any further action of the Debtor or any managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives of the Debtor.

2.	Transfer of the Liquidating Trust Assets

Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Liquidating Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as may be otherwise provided for in the Plan. Upon completion of the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor will have no further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust. For all U.S. federal income tax purposes, and subject to the DOF Election described at Article IV.C.6(g) below, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the Plan as a transfer to the Liquidating Trust Beneficiaries, followed by a transfer of such assets by such Liquidating Trust Beneficiaries to the Liquidating Trust, and the Liquidating Trust Beneficiaries will be treated as the grantors and owners thereof.

3.	Liquidating Trust Agreement

On the Effective Date, the Debtor shall execute the Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtor will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan.

4.	Purpose of the Liquidating Trust

The Liquidating Trust shall be established for, among other purposes, the purpose of (a) receiving and holding the Liquidating Trust Assets; (b) administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims; (c) making distributions to the Liquidating Trust Beneficiaries in accordance with the Plan and the Liquidating Trust Agreement; (d) maximizing recoveries for the benefit of the Liquidating Trust Beneficiaries; and (e) commencing and pursuing the Retained Causes of Action and managing and administering any proceeds thereof, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). Subject to the DOF Election, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes).

5.	Liquidating Trustee

a.	Appointment of the Liquidating Trustee

Upon the occurrence of the Effective Date, the Liquidating Trustee shall also be deemed appointed to serve as the trustee and administrator of the Liquidating Trust established pursuant to the Plan and the Liquidating Trust Agreement. The Liquidating Trustee, subject to the terms and conditions of the Plan, the Plan Supplement, the Confirmation Order, and the Liquidating Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Liquidating Trust Agreement, as applicable.

b.	Liquidating Trustee as Representative of the Estate

From and after the Effective Date, the Liquidating Trustee shall act as the exclusive representative of the Estate for all purposes other than as set forth in Article IV.D.2(b) and IV.D.3(b) below. Any successor Liquidating Trustee appointed pursuant to the Liquidating Trust Agreement shall be bound by and comply with the terms of the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

c.	Responsibilities and Authority of the Liquidating Trustee

The responsibilities and authority of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include, among others, the following rights and responsibilities, which shall be the exclusive rights and responsibilities of the Liquidating Trustee: (i) preserving and liquidating the Liquidating Trust Assets; (ii) administering and paying taxes, including, among other things, (1) filing tax returns (to the extent not the obligation of Buyer), and (2) representing the interest and account of the Liquidating Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Liquidating Trustee’s performance of its duties under the Plan and the Liquidating Trust Agreement; (iv) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (v) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Case; (vi) making distributions to Retained Professionals for Allowed Professional Fee Claims, including from the Professional Fee Reserve; (vii) making distributions to the Liquidating Trust Beneficiaries in accordance with the Plan and Liquidating Trust Agreement; and (viii) such other responsibilities as may be vested in the Liquidating Trustee pursuant to the Plan, the Plan Supplement, the Liquidating Trust Agreement, or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of the Plan.

d.	Powers of the Liquidating Trustee

The Liquidating Trustee shall have the power and authority to perform the acts described in the Liquidating Trust Agreement (subject to approval by the Court where applicable), in addition to any powers granted by law or conferred to it by any other provision of the Plan, including without limitation any set forth herein, provided however, that enumeration of the following powers shall not be considered in any way to limit or control the power and authority of the Liquidating Trustee to act as specifically authorized by any other provision of this Plan, the Liquidating Trust Agreement, and/or any applicable law, and to act in such manner as the Liquidating Trustee may deem necessary or appropriate to take any act deemed appropriate by the Liquidating Trustee, including, without limitation, to discharge all obligations assumed by the Liquidating Trustee or provided herein and to conserve and protect the Liquidating Trust or to confer on the creditors the benefits intended to be conferred upon them by this Plan.

The powers of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include, among others, the following: (i) the power to invest funds of the Liquidating Trust, and withdraw, make distributions, and pay taxes and other obligations owed by the Liquidating Trust from such funds in accordance with the Plan and the Liquidating Trust Agreement; (ii) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Liquidating Trustee with respect to its responsibilities; (iii) the power to pursue, prosecute, resolve, compromise, and settle any Retained Causes of Action, without notice to or approval from the Bankruptcy Court; (iv) the power to object to Claims, including, without limitation, the power to seek subordination or recharacterization of Claims by objection, motion, or adversary proceeding, as applicable; and (v) such other powers as may be vested in or assumed by the Liquidating Trustee pursuant to the Plan, the Plan Supplement, the Liquidating Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of the Plan.

e.	Compensation of the Liquidating Trustee

The Liquidating Trustee shall be compensated as set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall fully comply with the terms, conditions and rights set forth in the Plan, the Plan Supplement, the Confirmation Order, and the Liquidating Trust Agreement. The Liquidating Trustee (and any professionals retained by the Liquidating Trustee) shall not be required to File a fee application to receive compensation.

f.	Retention and Payment of Professionals

The Liquidating Trustee shall have the right, without Court approval, to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Liquidating Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Liquidating Trust Agreement. For the avoidance of doubt, the Liquidating Trust can retain any professionals currently retained by the Committee.

g.	DOF Election

The Liquidating Trust Agreement shall require the Liquidating Trustee to elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a disputed ownership fund described in Treasury Regulation Section 1.468B-9 (the “DOF Election”) unless, as of the Trust Election Date, either all of the Liquidating Trust Assets have been distributed to the Liquidating Trust Beneficiaries or the percentage of the Liquidating Trust Assets distributable to each of the Liquidating Trust Beneficiaries has become fixed and determinable.

6.	Termination of the Liquidating Trust

The Liquidating Trust shall be dissolved upon the earlier of (a) the distribution of all of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries; and (b) the fifth anniversary of the creation of the Liquidating Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Liquidating Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Liquidating Trust Assets and distributing the proceeds to Liquidating Trust Beneficiaries, the term of the Liquidating Trust may be extended by the Liquidating Trustee for a specified term in accordance with applicable tax laws and regulations. This application must be filed with the Bankruptcy Court no earlier than six (6) months before the termination date of the Liquidating Trust.

7.	Exculpation Relating to the Liquidating Trust

No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trustee, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Liquidating Trust Agreement.

D.	Liquidating Trust Mechanics

1.	Treatment of the Liquidating Trust for Tax Purposes

The U.S. federal income tax classification of the Liquidating Trust will be determined pursuant to subsections (a) or (b) below, as applicable.

a.	Disputed Claims Resolved Before Trust Election Date

If all Disputed Claims are resolved prior to the Trust Election Date, the Liquidating Trust is intended to be classified as a liquidating trust described in Treasury Regulation Section 301.7701-4(d) that is treated as a “grantor trust” for U.S. federal income tax purposes, and the Liquidating Trust Agreement shall provide as such. On the Effective Date, the Debtor will be deemed to have distributed to the Holders of Allowed Class 3 Claims an undivided interest in the Liquidating Trust Assets, and such Holders will be deemed to have contributed such Liquidating Trust Assets to the Liquidating Trust in exchange for beneficial interests in the Liquidating Trust.

To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes).

b.	Disputed Claims Unresolved by Trust Election Date

If all Disputed Claims have not been resolved by the Trust Election Date, then the Liquidating Trustee will elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a “disputed ownership fund” as described in Treasury regulations section 1.468B-9. The Liquidating Trustee shall file all income tax returns with respect to any income attributable to the disputed ownership fund and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. Any taxes imposed on the disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund (including any assets of the Liquidating Trust allocable to Disputed Claims) and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash in any disputed ownership fund is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the disputed ownership fund, assets of the disputed ownership fund (including those otherwise distributable) may be sold to pay such taxes. The undisputed portion of the Liquidating Trust Assets will be treated as held in a grantor trust, with deemed distribution to and contribution from the Holders of Allowed Claims in Class 3 as described in the immediately preceding paragraph.

To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes.

2.	Status of Claims Notices

The Liquidating Trustee shall File a notice with the Bankruptcy Court when all Disputed Claims have been resolved, and if all Disputed Claims have not been resolved on or before Trust Election Date, shall File a general status notice so that Holders of such Claims shall have some indication as to the potential tax treatment of the Liquidating Trust.

Upon the resolution of all Disputed Claims, the Liquidating Trustee shall make one or more pro rata distributions of any remaining assets to the Liquidating Trust Beneficiaries in accordance with the Plan and the Liquidating Trust Agreement.

E.	Preservation of Causes of Action

Except as otherwise provided in Article IX of the Plan or in any contract, instrument, release, or agreement entered into in connection with the Plan or the Sale, in accordance with section 1123(b) of the Bankruptcy Code, all Retained Causes of Action are preserved and transferred to the Liquidating Trust on the Effective Date.

F.	Corporate Action

1.	Transfer of Assets and Assumption of Liabilities

On the Effective Date, (a) the Debtor shall, in accordance with the Plan, cause the Liquidating Trust Assets to be transferred to the Liquidating Trust; and (b) the Liquidating Trust shall assume all obligations of the Debtor under the Plan.

2.	Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees

On the Effective Date, and upon the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor shall be dissolved for all purposes unless the Liquidating Trustee determines that dissolution can have any adverse impact on the Liquidating Trust Assets; provided, however, that neither the Debtor nor any party released pursuant to Article IX of the Plan shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtor; provided further, however, that nothing in the Plan shall be construed as relieving the Debtor or the Liquidating Trustee (as applicable) of their duties to pay Statutory Fees to the U.S. Trustee as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtor’s case or the case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code. The Liquidating Trustee shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the Delaware Secretary of State.

Without limiting the foregoing, on the Effective Date and upon the Debtor causing the Liquidating Trust Assets to be transferred to the Liquidating Trust, the Debtor shall have no further duties or responsibilities in connection with implementation of the Plan, and the directors and officers of the Debtor shall be deemed to have resigned and the employees of the Debtor terminated. From and after the Effective Date, the Liquidating Trustee shall be authorized to act on behalf of the Estate, provided that the Liquidating Trustee shall have no duties other than as expressly set forth in the Plan and the Liquidating Trust Agreement (as applicable).

After the Effective Date, the Debtor will continue to exist solely with respect to (i) any applications for Professional Fee Claims or expense reimbursements for its Retained Professionals, including preparing same, objecting to same, defending same and attending any hearing with respect to same; (ii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or Confirmation Order; and (iii) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could reasonably be expected to affect in any material way any cases, controversies, suits or disputes arising in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order. Following the Effective Date, the Debtor’s Retained Professionals shall be entitled to reasonable compensation for services rendered in connection with the matters identified in clauses (i) – (iii). Any such payments made in connection therewith shall be made without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Cancellation of Existing Securities and Agreements

On or promptly after the Effective Date, the Liquidating Trust and/or the Liquidating Trustee, as applicable, shall be authorized to file with the SEC a Form 15 on behalf of the Debtor for the purpose of suspending the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall file such Form 15 on or promptly after the Effective Date unless the Debtor has previously filed such Form 15.

On the Effective Date, all agreements and other documents evidencing (a) any Claim or rights of any Holder of a Claim against the Debtor, including any notes evidencing such Claims; or (b) any Interest in the Debtor, including any options or warrants to purchase Interests, shall be cancelled. The Holders of, or parties to, such cancelled agreements and documents shall have no rights arising from or relating to such agreements and documents or the cancellation thereof, except as to the allowance and distribution on pre-Confirmation Claims as provided pursuant to the Plan.

H.	Books and Records

On the Effective Date, the Liquidating Trust shall: (a) take possession of all books, records, and files of the Debtor and the Estate that were not sold and transferred in connection with the Sale and that relate to the operation and business of the Liquidating Trust; and (b) provide for the retention and storage of such books, records, and files until such time as the Liquidating Trustee determines, in accordance with the Liquidating Trust Agreement, that retention of same is no longer necessary or beneficial.

I.	Plan Transactions

On the Effective Date or as soon reasonably practicable thereafter, the Debtor and the Liquidating Trustee (as applicable) may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, but not limited to, (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (3) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (4) any and all other actions that the Debtor or the Liquidating Trustee (as applicable) determine are necessary or appropriate to effectuate the Plan.

J.	Effectuating Documents and Further Transactions

Upon entry of the Confirmation Order, the Debtor and the Liquidating Trustee (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of the Plan and any transactions described in or contemplated by the Plan. The Debtor, the Liquidating Trustee, all Holders of Claims receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

K.	Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidating Trust Assets to the Liquidating Trust.

L.	Sale Order

Notwithstanding anything to the contrary herein, nothing in the Plan shall affect, impair or supersede the Sale Order, which remains in full force and effect and governs in the event of any inconsistency with the Plan.

M.	Authority to Act

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state in which the Debtor is formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

N.	No Revesting of Liquidating Trust Assets

No Liquidating Trust Asset will revest in the Debtor on or after the date such asset is transferred to the Liquidating Trust but will vest upon such transfer in the Liquidating Trust to be administered by the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement.

O.	Settlement of Claims and Controversies

Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that the Debtor may have with respect to any Allowed Claim or Allowed Interest or any distribution. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, its Estate and Claim and Interest Holders, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement), and the treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129.

VI.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND INSURANCE POLICIES

A.	General Treatment

On the Effective Date, except as otherwise provided in the Plan (which exclusion includes the Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date or identified on the Schedule of Assumed Executory Contracts and Unexpired Leases.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale or the Plan, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon the cure of all defaults under such Executory Contract or Unexpired Lease to the extent required under the Bankruptcy Code.

B.	Rejection Damages Claims

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Liquidating Trustee within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with Article III.B.5 of the Plan.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties.

C.	Reservation of Rights

The inclusion of any contract or lease in the Schedules or in any Plan Supplement shall not constitute an admission by the Debtor that such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is, or was, executory or unexpired at the time of assumption or rejection, the Debtor or the Liquidating Trustee (as applicable) may elect within thirty (30) calendar days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan by filing a notice of such election on the docket of the Chapter 11 Case.

D.	Preexisting Obligations to Debtor Under Executory Contracts or Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtor or Liquidating Trustee (as applicable) under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtor and the Liquidating Trustee (as applicable) expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations.

E.	Insurance Preservation

Nothing in the Plan, the Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof, or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy, shall be deemed terminated on the Effective Date.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

VII.	PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtor, or its respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtor’s records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Debtor or the Liquidating Trustee (as applicable); provided further, however, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder and the Debtor or Liquidating Trustee (as applicable) shall have no obligation to determine alternative or current addresses.

B.	Withholdings

The Liquidating Trustee shall (1) withhold, deduct, and pay over to the appropriate governmental authority any amount required to be withheld under tax laws with respect to any distribution pursuant to the Liquidating Trust Agreement; and (2) comply with any reporting requirements imposed by any federal, state, local, or foreign taxing authority. The Liquidating Trustee may withhold all or the appropriate portion of any distribution due to any Liquidating Trust Beneficiary until such time as such Liquidating Trust Beneficiary provides the necessary information (i.e., IRS Forms) to comply with any withholding requirements of any governmental authority. Any tax withheld shall be treated as distributed and received by the applicable beneficiary for all purposes of the Liquidating Trust Agreement and Plan. If a beneficiary fails to provide the information necessary to comply with any withholding requirements of any governmental authority on or before the day that is six (6) months after the Effective Date of the Plan, then such beneficiary’s distribution may be treated as unclaimed property in accordance with the Liquidating Trust Agreement.

C.	Date of Distributions

Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

D.	Disbursing Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Disbursing Agent on or after the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. If the Disbursing Agent is otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Liquidating Trust.

E.	Powers of Disbursing Agent

The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of the Plan; (2) make all distributions contemplated thereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to the Plan.

F.	Surrender of Instruments

As a condition precedent to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent within six months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder.

G.	IRS Forms

In connection with the Plan, to the extent applicable and not an obligation of Buyer under the APA or related Sale documents, the Debtor and the Liquidating Trustee (as applicable) shall comply with all tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtor and the Liquidating Trustee (as applicable) shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtor and the Liquidating Trustee reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

As a condition precedent to receiving any distribution under the Plan, each Holder of an Allowed Claim that is entitled to a distribution under the Plan must provide the Liquidating Trustee an executed IRS Form. An Allowed Claim of a Holder that fails to provide an executed IRS Form or provide any other required information to effectuate a distribution within sixty (60) days after service (by first class mail) of a formal request for the same by the Liquidating Trustee shall be deemed disallowed and expunged for purposes of distributions under the Plan For the avoidance of doubt, the Liquidating Trust is not required to follow up with any Holder of an Allowed Claim if they fail to timely provide an executed IRS Form.

H.	Delivery of Distributions

Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or their designees.

If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within sixty (60) calendar days after the mailing of such distribution, the Liquidating Trustee shall be authorized to cancel such distribution check. For the avoidance of doubt, the Liquidating Trustee shall have no obligation to determine the correct current address of such Holder. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Liquidating Trust; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan.

I.	Manner of Payment

Any distributions to be made by or on behalf of the Debtor or the Liquidating Trustee (as applicable) pursuant to the Plan shall be made by checks drawn on accounts maintained by the Debtor or the Liquidating Trustee (as applicable), or by wire transfer if circumstances justify, at the option of the Debtor or the Liquidating Trustee (as applicable).

J.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal on the Petition Date.

K.	Setoffs and Recoupments

The Debtor or the Liquidating Trustee (as applicable), pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is to be made on account of such Allowed Claim), any claims of any nature whatsoever that the Debtor or its Estate may have against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee (as applicable) of any such claim the Debtor or its Estate may have against the Holder of such Claim.

L.	Minimum Distributions

No payment of Cash in an amount of less than fifty U.S. dollars ($50.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Liquidating Trust Agreement.

If the Cash available for the final distribution is less than the cost to distribute such funds, the Liquidating Trustee may donate such funds to the unaffiliated charity of the Liquidating Trustee’s choice.

M. Allocation of Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan includes both principal and accrued but unpaid prepetition interest, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid prepetition interest.

N.	Distributions Free and Clear

Except as otherwise provided in the Plan, any distribution or transfer made under the Plan shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to the Plan.

O.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtor and/or the Liquidating Trustee (as applicable), then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Debtor or the Liquidating Trustee (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Holder shall, within fourteen (14) Business Days of receipt thereof, repay or return the distribution to the Debtor or Liquidating Trustee (as applicable), to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, the applicable portion of such Claim may be expunged (and the Claims Register adjusted accordingly) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall take into account payments made in accordance with the provisions of any applicable Insurance Policy. Except as set forth in Article IX of the Plan, nothing in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Entity, including the Liquidating Trust, may hold against any other Person or Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

VIII.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Liquidating Trustee shall have and retain any and all rights and defenses that the Debtor had with respect to any Claim or Interest immediately prior to the Effective Date.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Liquidating Trustee shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims

Before or after the Effective Date, the Debtor or the Liquidating Trustee (as applicable) may (but is not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtor or the Liquidating Trustee (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied, or assumed by Buyer in the Sale, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtor or the Liquidating Trustee (as applicable) without an objection to such Claim having to be Filed following notice filed on the docket (i.e., a notice of satisfaction of claims) in the Bankruptcy Court of such adjustment or expungement.

E.	Time to File Objections to Claims

Except as otherwise provided in the Plan, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Liquidating Trustee).

F.	Disallowance of Late Claims

Except as provided in the Plan or otherwise agreed to by the Debtor or the Liquidating Trustee (as applicable), any Holder of a Claim Filed, via Proof of Claim, after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

G.	Disputed Claims

All Claims held by Persons or Entities against whom or which the Debtor or the Liquidating Trustee (as applicable) has commenced a proceeding asserting a Cause of Action under section 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject the Plan. A Claim deemed Disputed pursuant to Article VII.G of the Plan shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Liquidating Trustee (as applicable) from such Holder have been paid.

H.	Amendment to Claims

Except as provided in the Plan, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Liquidating Trustee, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

I.	No Distributions Pending Allowance

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

J.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

IX.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions to Effective Date

The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Article VIII.B. of the Plan:

1.	The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.	The Confirmation Order shall have been entered and shall be in full force and effect.

3.	There shall have been no modification or stay of the Confirmation Order or entry of any other order prohibiting the transactions contemplated by the Plan from being consummated.

4.	The Professional Fee Reserve shall have been fully funded pursuant to the terms of the Plan.

5.

All actions, documents and agreements necessary to implement the Plan shall have been effected, executed and/or tendered for delivery. All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date).

6.	The Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable.

7.

The Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents necessary to implement the Plan and any transaction contemplated hereby that are required by law, regulation, or order.

B.	Waiver of Conditions to Effective Date

The conditions to the Effective Date set forth in Article VIII.A. of the Plan may be waived in whole or part by the Debtor without notice to any parties in interest or the Bankruptcy Court and without a hearing.

C.	Effect of Vacatur of the Confirmation Order

If the Confirmation Order is vacated: (1) the Plan will be null and void in all respects, including with respect to the release of Claims and distributions for Allowed Claims; and (2) nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtor or (b) prejudice in any manner the rights, including any claims or defenses, of any party in interest.

D.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code.

X.	EXCULPATION, RELEASES, AND INJUNCTION

A.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Debtor’s in-court restructuring efforts, the Disclosure Statement, documents and pleadings related to the Sale, the Plan, the Plan Supplement, or any other restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place between the Petition Date and the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person, but in all respects such Entities shall be entitled to reasonably rely upon the written advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

B.	Releases

1.	Releases by the Debtor

As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code and for good and valuable consideration, each Released Party7 is deemed released by the Debtor and its Estate from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its Estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, or relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership, or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, the payment or satisfaction of prepetition debt or claims, any Avoidance Actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, documents and pleadings related to the Sale, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or

[7]

As set forth in the Plan, “Released Party” means each of, and in each case in its capacity as such: (a) the Debtor and the Estate; (b) the Committee and its members, each in their capacities as such; and (c) each of the preceding parties’ respective Related Parties.

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that the releases contained in Article IX.A. of the Plan shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth in Article IX.A. of the Plan do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; or (2) any obligations under or in respect of the Sale Order or the APA.

Each Person and Entity deemed to grant the Debtor Releases shall be deemed to have granted such Debtor Releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

2.	Releases by Holders of Claims

As of the Effective Date, each Releasing Party8 will have released and discharged each Released Party from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its Estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its Estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating

[8]

As set forth in the Plan, “Releasing Parties” means, collectively, and in each case, in their respective capacities as such: (a) all Holders of Claims, Interests or Causes of Action that elect to opt into the releases contained in Article IX of the Plan by choosing the Release Opt-In feature set forth in the ballot to vote to accept or reject the Plan; (b) the Committee and its members, each in their capacities as such; and (c) each Related Party of each Entity in clause (a) through (b) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (a) through (b).

to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, the payment or satisfaction of prepetition debt or claims, any Avoidance Actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, documents and pleadings related to the Sale, or agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that the releases contained in Article IX.B. of the Plan shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person; provided further, however, that notwithstanding anything to the contrary in this Disclosure Statement and the Plan, the releases contained in Article IX.B. of the Plan shall not apply with respect to any Unimpaired Claim until such Unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor or the Liquidating Trustee, as applicable, at which time the releases contained in Article IX.B. of the Plan shall apply in all respects as to the applicable Unimpaired Claim. Notwithstanding anything to the contrary in the foregoing, the releases set forth in Article IX.B. of the Plan do not release (1) any post-Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; or (2) any obligations under or in respect of the Sale Order or the APA.

Each Person and Entity granting the releases described in Article IX.B. of the Plan shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

C.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a purchaser in connection with the Sale; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise discharged, satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtor or any Person or Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff (i.e., a Proof of Claim or motion asserting such rights), and notwithstanding an indication of a Claim or Interest or otherwise that such Person or Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released, exculpated, or settled pursuant to the Plan.

Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan by the Debtor, the Liquidating Trustee, and their respective affiliates, employees, advisors, officers and directors, or agents.

D.	No Discharge

Because the Debtor is liquidating, it is not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims.

E.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtor and its successors and assigns.

If any Holder of a Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Liquidating Trustee that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trustee shall be entitled to make any such filings or recordings on such Holder’s behalf.

XI.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Case, the Sale, the Confirmation Order, the Plan Supplement, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction over, among other items, each of the following:

1.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2.	Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution.

3.

Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4.

Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5.

Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date.

6.	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7.	Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters relating to the Retained Causes of Action.

8.

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9.

Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Person’s or Entity’s obligations incurred in connection with the Plan.

10.	Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan.

11.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13.	Determine any other matters that may arise in connection with or related to the APA or related Sale documents, the Disclosure Statement, the Plan, the Plan Supplement, and the Confirmation Order.

14.

Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan.

15.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16.	Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

17.	Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order.

18.

Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor or the Liquidating Trustee on behalf of the Liquidating Trust (as applicable) for an expedited determination of tax under section 505(b) of the Bankruptcy Code.

19.	To recover all assets of the Debtor and property of the Estate, wherever located.

20.	To consider requests for extensions of the term of the Liquidating Trust as provided in the Plan.

21.	To hear and determine any Causes of Action that may be brought by the Liquidating Trustee.

22.

To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtor or the Liquidating Trustee (as applicable) pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23.	Enter an order or final decree concluding or closing the Chapter 11 Case.

24.	Enforce all orders previously entered by the Bankruptcy Court.

25.	Hear any other matter over which the Bankruptcy Court has jurisdiction.

The foregoing is not intended to (a) expand the Bankruptcy Court’s jurisdiction beyond that allowed by applicable law, (b) impair the rights of an Entity to invoke the jurisdiction of a court, commission, or tribunal or (c) impair the rights of an Entity to seek the withdrawal of the reference in accordance with 28 U.S.C. § 157(d).

XII.	MISCELLANEOUS PROVISIONS

A.	Debtor’s Operation from Confirmation Hearing Through Effective Date

During the period from the Confirmation Hearing through and until the Effective Date, the Debtor shall continue to operate as a debtor-in-possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

B.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Liquidating Trustee, all Holders of Claims against and Interests in the Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject the Plan and regardless of whether any such Holder is entitled to receive any distribution under the Plan), all Persons or Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Person or Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest.

C.	Dissolution of the Creditors’ Committee

On the Effective Date, the Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case; provided, however, that, after the Effective Date, the Committee will continue to exist solely with respect to (i) any applications for Professional Fee Claims or expense reimbursements for members of the Committee, including preparing same, objecting to same, defending same and attending any hearing with respect to same; (ii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or Confirmation Order; and (iii) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could reasonably be expected to affect in any material way the treatment of the Holders of General Unsecured Claims, including, but not limited to, any cases, controversies, suits or disputes arising in connection with the consummation, interpretation, implementation or enforcement of the Plan, the Plan Supplement, or the Confirmation Order. Following the Effective Date, the Committee’s Retained Professionals shall be entitled to reasonable compensation for services rendered in connection with the matters identified in clauses (i) – (iii). Any such payments made in connection therewith shall be made without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Modification of the Plan

Subject to the limitations contained in the Plan, the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules (1) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129 of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E.	Revocation of the Plan; Effect of Non-Occurrence of Conditions to the Effective Date

Subject to the conditions to the Effective Date, the Debtor, reserves the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to File subsequent plans of reorganization or liquidation. If the Debtor revokes or withdraws the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan, the Plan Supplement, the Confirmation Order, or the Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtor or any other Person or Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Person or Entity.

F.	Term of Injunctions or Stays

Except as otherwise provided in the Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan (1) all injunctions with respect to or stays against an action against property of the Debtor or the Estate arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtor or the Estate; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Case is closed pursuant to a Final Order of the Bankruptcy Court, or (b) the date that the Chapter 11 Case is dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

G.	Inconsistency

In the event of an inconsistency between the Plan and the Disclosure Statement, the Plan and the Plan Supplement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

H.	Exhibits and Schedules

All exhibits and schedules to the Plan, including any Plan Supplement, are incorporated into and constitute a party of the Plan as if set forth in the Plan.

I.	Additional Documents

On or before the Effective Date, the Debtor may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor, the Liquidating Trustee, all Holders of Claims or Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

J.	Severability

If prior to the entry of the Confirmation Order, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court may, at the request of the Debtor, alter and interpret such term or provision to the extent necessary to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

L.	Successors and Assigns

Except as expressly provided otherwise in the Plan, the rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Person or Entity.

M.	Determination of Tax Liabilities

As of the Effective Date, the Liquidating Trustee will be responsible for preparing and filing any tax forms or returns on behalf of the Estate and Liquidating Trust (to the extent not the responsibility of Buyer); provided, however, that the Liquidating Trustee shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtor (which Interests shall be cancelled pursuant to the Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtor and the Liquidating Trustee (as applicable) shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Estate or the Liquidating Trust for any tax incurred during the administration of the Chapter 11 Case.

N.	Closing of Chapter 11 Case

On or after the Effective Date, the Liquidating Trustee will be authorized, subject to compliance with Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court at any time to submit a motion seeking the closure of any of the Chapter 11 Case without prejudice to the rights of any party in interest to seek to reopen such Chapter 11 Case.

O.	Service of Documents

Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtor, the Liquidating Trustee, or the Creditors’ Committee must be sent to:

1.	The Debtor

Lucira Health, Inc.

1315 63rd St.

Emeryville, CA 94608

Attn: Richard Narido

Rich@lucirahealth.com

With a copy to:

COOLEY LLP

Attn: Robert L. Eisenbach III

Olya Antle

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

reisenbach@cooley.com

oantle@cooley.com

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Attn: Sean M. Beach

Ashley Jacobs

1000 North King Street

Wilmington, Delaware 19801

sbeach@ycst.com

ajacobs@ycst.com

-and-

ARMANINO LLP

Attn: Jeff Nerland

12657 Alcosta Boulevard, Suite 500

San Ramon, California 94583-4600

Jeff.Nerland@armanino.com

2.	The Liquidating Trustee: to be included in the Plan Supplement.

3.	The Creditors’ Committee

LOWENSTEIN SANDLER LLP

Attn: Eric S. Chafetz

Jordana L. Renert

1251 Avenue of Americas

New York, New York 10020

echafetz@lowenstein.com

jrenert@lowenstein.com

-and-

MORRIS JAMES LLP

Attn: Eric J. Monzo

Brya M. Keilson

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801

emonzo@morrisjames.com

bkeilson@morrisjames.com

XIII. RISK FACTORS

Prior to voting on the Plan, Holders of Claims in Class 3 as well as entities in non-voting Classes, should consider carefully the risk factors described below, as well as all of the information contained in this Disclosure Statement, including the Exhibits hereto. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation. See Article XIV of this Disclosure Statement for a discussion of tax law considerations.

A.	Plan Confirmation

There is no guarantee that the Plan will be confirmed. If the Plan, or a substantially similar plan, is not confirmed, the terms and timing of any plan of liquidation ultimately confirmed in the Chapter 11 Case, and the treatment of Claims and Interest will be unknown. In addition, if the Plan is not confirmed, a significant risk exists that the Chapter 11 Case may be converted to a case under chapter 7. In that event, the Debtor believes that creditor recoveries would be substantially diminished.

B.	The Effective Date May Not Occur

The Plan provides that there are conditions precedent to the occurrence of the Effective Date. There is no guarantee as to the timing of the Effective Date. Additionally, if the conditions precedent to the Effective Date are not satisfied or waived, the Bankruptcy Court may vacate the Confirmation Order. In that event, the Plan would be deemed null and void, and the Debtor or any other party may propose or solicit votes on an alternative plan of liquidation that may not be as favorable to parties in interest as the Plan.

C.	Allowance of Claims

This Disclosure Statement has been prepared based on preliminary information concerning filed Claims and the Debtor’s books and records. The actual amount of Allowed Claims may materially differ from the Debtor’s current estimates.

D.	Risk Factors That May Affect Recoveries Available to Holders of Allowed Claims Under the Plan

1.	The Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims

The distributions available to Holders of Allowed Claims in Class 3 under the Plan can be affected by a variety of contingencies, including, without limitation, the amount of Allowed Administrative Claims, Priority Tax Claims, Class 1 Claims, and Class 2 Claims, thereby reducing the amount of distributions available for other Holders of Allowed Claims. Additionally, distributions available to Holders of Allowed Claims in Class 3 can be affected by the aggregate amount of Allowed Claims in Classes 1 and 2. The Debtor cannot determine with any certainty at this time the number or amount of such Claims that will ultimately be Allowed. Thus, the projected recoveries for Holders of Allowed Claims in Class 3 disclosed in this Disclosure Statement are highly speculative.

2.	Any Valuation of Any Assets to be Distributed Under the Plan is Speculative

Any valuation of any of the assets to be distributed under the Plan is necessarily speculative. Accordingly, the ultimate value, if any, of these assets could materially affect, among other things, recoveries to the Holders of Allowed Claims in Class 3.

3.	The Debtor Cannot Guarantee the Timing of Distributions

The timing of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, the Debtor cannot guarantee the timing of any recovery on an Allowed Claim.

4.	Certain Tax Implications of the Debtor’s Bankruptcy

Holders of Allowed Claims should carefully review Article XIV of this Disclosure Statement, “Certain U.S. Federal Income Tax Consequences of Consummation of the Plan,” for a description of certain tax implications of the Plan and the Debtor’s Chapter 11 Case. As described more fully in that Article, the tax treatment of the Trust is subject to substantial uncertainty and the intended tax treatment of the Trust will not be known until the earlier of the resolution of the Disputed Claims and the Trust Election Date. This date may be later than the due date for a Holder’s federal income tax return for its taxable year that includes the Effective Date. For example, assuming the Effective Date occurs in 2023, an individual U.S. Holder’s federal income tax return would normally be due on April 15, 2024, but the intended tax treatment of the Trust may not be known until as late as September 1, 2024. Thus, a Holder may be required to file for an extension of the filing date for such tax returns or may be required to amend such tax returns if it files them prior to the date the intended tax treatment of the Trust is determined. Further, even if an extension is obtained, the extension generally does not extend the due date for paying any taxes associated with the extended tax return. Holders are urged to consult their tax advisors with respect to the need to file for an extension or amend such tax returns.

5.	Trust’s Expenses

The ultimate amount of Cash available to satisfy the amount of Allowed Claims in Class 3 depends, in part, on the manner in which the Liquidating Trustee operates its Trust and the expenses it incurs. Such expenses may include, without limitation, the ordinary course and other expenses of administering the Liquidating Trust, including, among other things, any taxes relating thereto and the costs to liquidate the Liquidating Trust Assets, investigate and prosecute the Retained Causes of Action, prosecute objections to Claims, and make distributions. The expenses of the Liquidating Trustee will be given priority over distributions to holders of Claims in Class 3. As a result, if the Liquidating Trustee incurs professional or other expenses in excess of current expectations, the amount of distributable assets remaining to satisfy Allowed Claims in Class 3 will decrease.

E.	Risk Factors Relating to Securities Law

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (1) the securities must be offered and sold under a plan and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (3) the securities must be issued entirely in exchange for the recipient’s claim against, or interest, in the debtor, or principally in such exchange and partly for cash or property. To the extent that the rights to distributions from the Liquidating Trust are deemed to constitute securities issued in accordance with the Plan, the Debtor believes that those interests satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, those interests are exempt from registration under the Securities Act and applicable state securities laws.

1.	Uncertainty of Value

In addition to the prohibition on the transfer of rights to distributions from the Liquidating Trust as discussed above, the value of such rights will depend on various significant risks and uncertainties, including, without limitation, (a) the effect of substantial delays in liquidating claims and other contingent assets and liabilities; and (b) the effects of any changes in tax and other government rules and regulations applicable to the Liquidating Trust. All of these risks are beyond the control of the Liquidating Trust. The amount of any recovery realized by the Liquidating Trust and its respective beneficiaries will vary depending upon the extent to which these risks materialize.

F.	Disclosure Statement Disclaimer

1.	The Financial Information Contained in This Disclosure Statement Has Not Been Audited

In preparing this Disclosure Statement, the Debtor and its advisors relied on financial data derived from the Debtor’s books and records that was available at the time of such preparation. Although the Debtor has used its reasonable business judgment to ensure the accuracy of the financial information, and any conclusions or estimates drawn from that financial information, provided in this Disclosure Statement, and although the Debtor believes that the financial information herein fairly reflects the financial condition of the Debtor, the Debtor is unable to warrant that the financial information contained herein, or any conclusions or estimates drawn therefrom, is without inaccuracies.

2.	Information Contained in This Disclosure Statement Is For Soliciting Votes

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose.

3.	This Disclosure Statement Was Not Reviewed or Approved by the SEC

This Disclosure Statement was not filed with the SEC under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement or the exhibits or the statements contained in this Disclosure Statement.

4.	This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements and may include, without limitations, information regarding the Debtor’s expectations with respect to future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those risks described in this Article.

5.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement

This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each Holder of a Claim or an Interest should consult his or her own legal counsel, accountant or other applicable advisor with regard to any legal, tax and other matters concerning his, her or its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

6.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtor) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtor, Holders of Allowed Claims or Interests, or any other parties in interest.

7.	Failure to Identify Potential Objections

No reliance should be placed on the fact that a particular Retained Cause of Action or potential objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Liquidating Trustee may, pursuant to the Plan, object to applicable Claims or Interests after the Effective Date of the Plan irrespective of whether this Disclosure Statement identifies a particular Retained Cause of Action or objection to a Claim.

8.	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of a Claim or Interest for or against the Plan does not constitute a waiver or release of any claims, causes of action or rights of the Debtor (or any entity, as the case may be) to object to that Holder’s Claim or Interest, or seek to recover any preferential, fraudulent or other voidable transfer of assets, regardless of whether any claims or causes of action of the Debtor or its Estate are specifically or generally identified in this Disclosure Statement.

9.	Information Was Provided by the Debtor and Was Relied Upon by the Debtor’s Advisors

The Debtor’s advisors have relied upon information provided by the Debtor in connection with the preparation of this Disclosure Statement. Although the Debtor’s advisors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement.

10.	Potential Exists for Inaccuracies, and the Debtor Has No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtor as of the date of this Disclosure Statement, unless otherwise specified in this Disclosure Statement, and the delivery of this Disclosure Statement after the date of this Disclosure Statement does not imply that there has not been a change in the information set forth in this Disclosure Statement since that date. While the Debtor has used its reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtor nonetheless cannot, and does not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtor may subsequently update the information in this Disclosure Statement, the Debtor has no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.	No Representations Outside This Disclosure Statement are Authorized

No representations concerning or relating to the Debtor, this Chapter 11 Case or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to counsel to the Debtor, the Committee, and the U.S. Trustee.

XIV. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

The confirmation and execution of the Plan may have tax consequences to the Liquidating Trust Beneficiaries. The Debtor does not offer an opinion as to any federal, state, local or other tax consequences to Liquidating Trust Beneficiaries as a result of the confirmation of the Plan. All Liquidating Trust Beneficiaries are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the Plan. The Plan is not intended, and should not be construed, as legal or tax advice to any Liquidating Trust Beneficiary or other party in interest.

XV. ADDITIONAL INFORMATION

Any statements in this Disclosure Statement concerning the provisions of any document are not necessarily complete, and in each instance reference is made to such document for the full text thereof. Certain documents described or referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies of these documents to all recipients of this Disclosure Statement. The Debtor will file all exhibits to the Plan with the Bankruptcy Court and make them available for review on https://www.donlinrecano.com/Clients/lh/Index no later than seven days before the deadline to object to Confirmation.

XVI. RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Debtor believes that the Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtor urges all holders of Claims in Class 3, the only Class entitled to vote on the Plan, to vote to accept the Plan and to evidence their acceptance by duly completing and returning their ballots so that they will be received on or before the Voting Deadline.

Dated: June 7, 2023

Respectfully submitted,

/s/ Richard Narido
By: Richard Narido
Chief Financial Officer
Lucira Health, Inc.

EXHIBIT A

Chapter 11 Plan

EXHIBIT B

Liquidation Analysis

[TO BE FILED]